Exhibit a.4

NUVEEN DIVIDEND ADVANTAGE MUNICIPAL INCOME FUND

STATEMENT ESTABLISHING AND FIXING THE

RIGHTS AND PREFERENCES OF SERIES 1

VARIABLE RATE DEMAND PREFERRED SHARES

EFFECTIVE DATE: DECEMBER 13, 2013

NUVEEN DIVIDEND ADVANTAGE MUNICIPAL INCOME FUND

STATEMENT ESTABLISHING AND FIXING THE

RIGHTS AND PREFERENCES OF SERIES 1

VARIABLE RATE DEMAND PREFERRED SHARES

NUVEEN DIVIDEND ADVANTAGE MUNICIPAL INCOME FUND, a Massachusetts business trust (the “Fund”), hereby certifies that:

FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Fund by Article IV of the Fund’s Declaration of Trust, the Board of Trustees has, by resolution, authorized the issuance of preferred shares, $.01 par value per share, classified as Variable Rate Demand Preferred Shares with a liquidation preference of $100,000 per share in one or more series as may be authorized and issued from time to time (each, a “Series,” and each such Series being referred to herein as a “Series of VRDP,” and shares of all such Series being referred to herein individually as a “VRDP Share” and collectively as “VRDP Shares” or “VRDP”);

SECOND: The preferences (including liquidation preference), voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of the Series 1 Variable Rate Demand Preferred Shares designated below are as follows or as set forth in an amendment or supplement hereto:

DESIGNATION OF SERIES 1 VRDP

Series 1: A series of preferred shares, par value $.01 per share, liquidation preference $100,000 per share, is hereby authorized and designated “Series 1 Variable Rate Demand Preferred Shares,” also referred to herein as “Series 1 VRDP” or “Series 1 VRDP Shares” and references to “Series 1 VRDP Shares” shall also be interpreted as references to “shares of Series 1 VRDP” and references to “such Series” with respect to the Series 1 VRDP Shares shall be interpreted as references to “shares of such Series,” in each case as the context may require. Each share of Series 1 VRDP shall be issued on a date determined by the Board of Trustees of the Fund or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or as set forth in the Declaration, as set forth in or pursuant to Parts I and II of this Statement (as defined below). During the Initial Rate Period, which shall be a Special Rate Period, the Fund will pay dividends at the dividend rate or rates and on the Dividend Payment Dates as set forth in the Notice of Special Rate Period effective December 13, 2013. The Series 1 VRDP shall constitute a separate series of preferred shares of the Fund and each share of Series 1 VRDP shall be identical.

The number of Series 1 VRDP Shares which the Board of Trustees has initially authorized for issuance is 2,010. The Board of Trustees may, from time to time, authorize the issuance of additional Series 1 VRDP Shares in accordance with the terms hereof.

DEFINITIONS

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

(a) “Agent Member” means a Person with an account at the Securities Depository that holds one or more Series 1 VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

(b) “Alternate VRDP Purchase Agreement” means any agreement with a successor liquidity provider replacing the VRDP Purchase Agreement (or any replacement therefor) upon its termination in accordance with its terms and containing a purchase obligation substantially identical to the Purchase Obligation therein as determined by the Fund.

(c) “Applicable Base Rate” means (i) with respect to a Rate Period of fewer than 49 days, the greater of (a) the SIFMA Municipal Swap Index Rate or (b) the LIBOR Rate, and (ii) with respect to a Rate Period of 49 or more days, the LIBOR Rate.

(d) “Applicable Percentage” shall have the meaning set forth in the definition of “Maximum Rate.”

(e) “Applicable Rate” means the dividend rate per annum on any Series 1 VRDP Shares for a Rate Period determined as set forth in paragraph (e)(i) of Section 2 of Part I of this Statement or in the definition of “Maximum Rate.”

(f) “Applicable Rate Determination” means each periodic operation of the process of determining the Applicable Rate for the Series 1 VRDP Shares for a Subsequent Rate Period, as provided in the Remarketing Agreement and Part II of this Statement.

(g) “Applicable Spread” means, in connection with the Maximum Rate for any Rate Period (and subject to adjustment as described in the definition of “Maximum Rate”) (i) when there is not a Failed Remarketing Condition, 200 basis points (2.00%), and (ii) while a Failed Remarketing Condition has occurred or is continuing, 200 basis points (2.00%) (up to 59 days of a continued Failed Remarketing Condition), 225 basis points (2.25%) (60 days but fewer than 90 days of a continued Failed Remarketing Condition), 250 basis points (2.50%) (90 days but fewer than 120 days of a continued Failed Remarketing Condition), 275 basis points (2.75%) (120 days but fewer than 150 days of a continued Failed Remarketing Condition), 300 basis points (3.00%) (150 days but fewer than 180 days of a continued Failed Remarketing Condition), and 400 basis points (4.00%) (180 days or more of a continued Failed Remarketing Condition); provided, that, if at any time when the Applicable Spread is 225 basis points (2.25%), 250 basis points (2.50%), 275 basis points (2.75%), 300 basis points (3.00%) or 400 basis points (4.00%) the Failed Remarketing Condition no longer exists due to the successful remarketing of all Purchased VRDP Shares, such Applicable Spread of 225 basis points (2.25%), 250 basis points (2.50%), 275 basis points (2.75%), 300 basis points (3.00%) or 400 basis points (4.00%) will continue to be the Applicable Spread in connection with determining the Maximum Rate in effect for each Rate Period commencing with the first Subsequent Rate Period after the Failed Remarketing Condition no longer exists through and including the first Subsequent Rate Period ending on or after the 45th day after the day the Failed Remarketing Condition no longer exists; provided further, that (i) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 225 basis points (2.25%), the date such new Failed Remarketing Condition occurs will be deemed to be the 60th day of a continued Failed Remarketing Condition, (ii) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 250 basis points (2.50%), the date such new Failed Remarketing Condition occurs will be deemed to be the 90th day of a continued Failed Remarketing Condition, (iii) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 275 basis points (2.75%), the date such new Failed Remarketing Condition occurs will be deemed to be the 120th day of a continued Failed Remarketing Condition, (iv) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 300 basis points (3.00%), the date such new Failed Remarketing Condition occurs will be deemed to be the 150th day of a continued Failed Remarketing Condition, and (v) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 400 basis points (4.00%), the date such new Failed Remarketing Condition occurs will be deemed to be the 180th day of a continued Failed Remarketing Condition, in each case, solely for purposes of determining the Applicable Spread.

(h) “Beneficial Owner” means a Person, including the Liquidity Provider to the extent it is at any time the beneficial owner of Series 1 VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights), in whose name Series 1 VRDP Shares are recorded as beneficial owner of such VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person’s subrogee.

(i) “Board of Trustees” means the Board of Trustees of the Fund or any duly authorized committee thereof.

(j) “Business Day” means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

(k) “Code” means the Internal Revenue Code of 1986, as amended.

(l) “Common Shares” means the common shares of beneficial interest, par value $.01 per share, of the Fund.

(m) “Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

(n) “Date of Original Issue,” with respect to any share of Series 1 VRDP, means the date on which the Fund initially issued such share of Series 1 VRDP.

(o) “Declaration” means the Declaration of Trust of the Fund, as it may be amended from time to time in accordance with the provisions thereof.

(p) “Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)	cash or any cash equivalent;

(2)	any U.S. Government Security;

(3)	any Municipal Security that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Securities (long-term or short-term as to the applicable type of obligation) as of the date of this Statement (or such rating’s future equivalent), including (A) any such Municipal Security that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Security that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(4)	any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Securities or U.S. Government Securities or any combination thereof; or

(5)	any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of banks or other financial institutions as of the date of this Statement (or such rating’s future equivalent).

(q) “Dividend Payment Date,” except as otherwise provided in paragraph (d) of Section 2 of Part I of this Statement, means the date that is the first Business Day of each calendar month.

(r) “Dividend Period,” with respect to the Series 1 VRDP Shares, means the period from, and including, the Date of Original Issue in connection with the initial issuance of Series 1 VRDP Shares to, but excluding, the initial Dividend Payment Date for the Series 1 VRDP Shares and any period thereafter from, and including, one Dividend Payment Date for the Series 1 VRDP Shares to, but excluding, the next succeeding Dividend Payment Date for the Series 1 VRDP Shares.

(s) “Effective Leverage Ratio” shall have the meaning set forth in the VRDP Fee Agreement.

(t) “Effective Leverage Ratio Cure Period” shall have the meaning set forth in the VRDP Fee Agreement.

(u) “Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in Section 7.02 of the Tender and Paying Agent Agreement or as specified in the related notice.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Extraordinary Corporate Event” means as to the Liquidity Provider, (i) the consolidation or amalgamation with, or the merger with and into, or the transfer of all or substantially all of the Liquidity Provider’s assets to, another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation or amalgamation with, or the merger with and into, or the transfer of all or substantially all of the Liquidity Provider’s assets to, another entity; provided, however, that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider’s assets, (a) assumes all of the obligations of the Liquidity Provider under the terms of the VRDP Purchase Agreement and (b) has short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act and (y) the Liquidity Provider has provided notice in writing to the Fund confirming the information described in clause (x) at least 10 days prior to the scheduled date of the applicable listed occurrence in clause (i) above.

(x) “Failed Remarketing Condition” means a Failed Remarketing Condition—Purchased VRDP Shares or a Failed Remarketing Condition—Unpurchased VRDP Shares.

(y) “Failed Remarketing Condition—Purchased VRDP Shares” means that the Liquidity Provider acquires and continues to be the beneficial owner for federal income tax purposes of any Series 1 VRDP Shares in connection with purchases made pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) on any Purchase Date including Series 1 VRDP Shares that the Liquidity Provider continues to be the beneficial owner of for federal income tax purposes after the expiration or termination of the VRDP Purchase Agreement.

(z) “Failed Remarketing Condition—Purchased VRDP Shares Redemption” means redemption by the Fund, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board of Trustees for redemption, of Series 1 VRDP Shares that the Liquidity Provider shall have acquired pursuant to the Purchase Obligation and continued to be the beneficial owner of for federal income tax purposes for a period of six months during which such VRDP Shares cannot be successfully remarketed (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such VRDP Shares), determined by the Fund on a first-in, first-out basis, in accordance with and subject to the provisions of the VRDP Fee Agreement and this Statement.

(aa) “Failed Remarketing Condition—Unpurchased VRDP Shares” means that a Beneficial Owner (other than the Liquidity Provider or its affiliates) continues to hold VRDP Shares, that were subject to a proper Tender, after any Purchase Date as a result of the failure by the Liquidity Provider for any reason to purchase such VRDP Shares pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) (“Unpurchased VRDP Shares”), until such time as all Outstanding Unpurchased VRDP Shares are (i) successfully remarketed pursuant to a Remarketing, (ii) purchased by the Liquidity Provider pursuant to the Purchase Obligation, or (iii) if not successfully remarketed pursuant to a Remarketing or purchased by the Liquidity Provider pursuant to the Purchase Obligation, the subject of a properly tendered Notice of Revocation (or any combination of the foregoing); and any Unpurchased VRDP Shares shall be deemed tendered for Remarketing until the earliest to occur of the foregoing events (i), (ii) or (iii) with respect to such Unpurchased VRDP Shares.

(bb) “Failure to Deposit” means, with respect to shares of Series 1 VRDP, a failure by the Fund to pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for shares of such Series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such Series or (B) on the Business Day immediately preceding any redemption date in funds available on such redemption date for shares of such Series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such Series after Notice of Redemption is provided pursuant to paragraph (c) of Section 9 of Part 1 of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Fund’s failure to pay the Redemption Price in respect of Series 1 VRDP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(cc) “Final Notice of Purchase” means, in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of Series 1 VRDP Shares to be purchased on such date pursuant to the Purchase Obligation, or, in connection with a Mandatory Purchase, the Mandatory Purchase Notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund.

(dd) “Fitch” means Fitch Ratings, Inc., a Delaware corporation, and its successors.

(ee) “Gross-up Payment” means payment to a Beneficial Owner of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Gross-up Payment relates, would cause such Beneficial Owner’s dividends in dollars (after giving effect to regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable from the gross income of such Beneficial Owner.

Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (ii) only taking into account the regular federal income tax with respect to dividends received from the Fund (that is, without giving effect to any other federal tax based on income, such as (A) the alternative minimum tax or (B) the “Medicare tax,” which is imposed at the rate of 3.8% on the net investment income (which includes taxable dividends and net capital gains) of certain individuals, trusts and estates); and (iii) assuming that each Taxable Allocation and each Gross-up Payment (except to the extent such Gross-up Payment is designated as an exempt-interest dividend under Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made.

(ff) “Holder” means a Person in whose name a Series 1 VRDP Share is registered in the registration books of the Fund maintained by the Tender and Paying Agent.

(gg) “Initial Rate Period,” with respect to Series 1 VRDP Shares, means the period commencing on and including the Date of Original Issue in connection with the initial issuance of shares of the Series designated Series 1 Variable Rate Demand Preferred Shares of the Fund and ending on, and including, December 14, 2016 (as such Rate Period may be shortened or extended in accordance with the Notice of Special Rate Period relating thereto).

(hh) “Investment Adviser” shall mean Nuveen Fund Advisors, LLC, or any successor company or entity.

(ii) “Late Charge” shall have the meaning specified in paragraph (e)(i)(C) of Section 2 of Part I of this Statement.

(jj) “LIBOR Dealer” means such dealer or dealers as the Fund from time to time may appoint as such, their respective affiliates and successors.

(kk) “LIBOR Rate” means, on any Rate Determination Date, (i) the rate for deposits in U.S. dollars for the designated Rate Period, which appears on Reuters display page LIBOR01 (“Page LIBOR01”) (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m. London time, on the day that is the London Business Day preceding the Rate Determination Date (the “LIBOR Determination Date”), or (ii) if such rate does not appear on Page LIBOR01 or such other page as may replace such Page LIBOR01, (A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Rate Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, the LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Fund’s approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Rate Period in an amount determined by the LIBOR Dealer (after obtaining the Fund’s approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Fund to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous Rate Determination Date. If the number of days in a Rate Period shall be (i) seven or more but fewer than 21 days, such rate shall be the seven-day LIBOR Rate; (ii) 21 or more but fewer than 49 days, such rate shall be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

(ll) “Liquidation Preference,” with respect to a given number of shares of Series 1 VRDP, means $100,000 times that number.

(mm) “Liquidity Account Investments” means any Deposit Security or any other security or investment owned by the Fund that is rated at least A- or the equivalent rating by each NRSRO then rating such security or investment, provided that any such Deposit Security or other security or investment shall be so rated by at least one NRSRO.

(nn) “Liquidity Provider” means any entity acting in such capacity pursuant to a VRDP Purchase Agreement.

(oo) “Liquidity Provider Ratings Event” means the Liquidity Provider shall fail to maintain at any time short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or such other short-term debt ratings, if any, as may be required for the Series 1 VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act.

(pp) “Liquidity Provider Ratings Event Termination Date” means the date established by the Tender and Paying Agent, acting upon instructions of the Fund pursuant to the Tender and Paying Agent Agreement, for termination of the VRDP Purchase Agreement upon the occurrence of a Liquidity Provider Ratings Event, which date shall be not less than 16 days nor more than 30 days following such Liquidity Provider Ratings Event.

(qq) “London Business Day” means any day on which commercial banks are generally open for business in London.

(rr) “Mandatory Purchase” means the mandatory purchase of Outstanding Series 1 VRDP Shares by the Liquidity Provider pursuant to the VRDP Purchase Agreement in connection with a Mandatory Purchase Event.

(ss) “Mandatory Purchase Date” means the Purchase Date for a Mandatory Purchase in accordance with this Statement and the VRDP Purchase Agreement.

(tt) “Mandatory Purchase Event” means, (i) in connection with the termination of the VRDP Purchase Agreement due to its expiration as of a Scheduled Termination Date, by the fifteenth day prior to any such Scheduled Termination Date, (a) the Liquidity Provider shall not have agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 180 days from the Scheduled Termination Date of the VRDP Purchase Agreement then in effect, and (b) the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Purchase Agreement with a termination date not earlier than 180 days from the Scheduled Termination Date of the VRDP Purchase Agreement then in effect, or (ii) in connection with the termination of the VRDP Purchase Agreement due to a Liquidity Provider Ratings Event or Related Party Termination Event, by the fifteenth day prior to the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Purchase Agreement with a termination date not earlier than 180 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Purchase Agreement then in effect. The Mandatory Purchase Event shall be deemed to occur on such fifteenth day prior to any Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be.

(uu) “Mandatory Purchase Notice” means, in connection with the Mandatory Purchase of Series 1 VRDP Shares, a notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider specifying a Mandatory Purchase Date.

(vv) “Mandatory Tender,” with respect to a Mandatory Tender Event, means the mandatory tender of all Series 1 VRDP Shares by Holders for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, Series 1 VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold Series 1 VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such Series 1 VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider at the Purchase Price pursuant to Section 1 of Part II of this Statement and the VRDP Purchase Agreement.

(ww) “Mandatory Tender Event” means (a) each failure by the Fund to make a scheduled payment of dividends on any Series 1 VRDP Shares on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, a subsequent Liquidity Provider Ratings Event, following restoration of the short-term debt ratings to the requisite level, shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Fund to pay the Liquidity Provider the applicable fee due in advance under the terms of the VRDP Fee Agreement by seven Business Days prior to the beginning of the month to which such payment relates if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Purchase Agreement by the fifteenth day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Purchase Agreement being replaced; (f) the occurrence of an Optional Early Replacement Event; (g) the Fund shall have provided a Notice of Proposed Special Rate Period in accordance with this Statement; or (h) in the event of a breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider in the VRDP Fee Agreement and the failure to cure such breach within 60 days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider).

(xx) “Mandatory Tender Notice” means, in connection with the Mandatory Tender of Series 1 VRDP Shares, a notice delivered in accordance with the VRDP Purchase Agreement by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider specifying a Mandatory Tender Event and Purchase Date.

(yy) “Market Value” of any asset of the Fund means the market value thereof determined by an independent third-party pricing service designated from time to time by the Board of Trustees. The Market Value of any asset shall include any interest accrued thereon. The pricing service shall value portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

(zz) “Maximum Rate” means, for the Series 1 VRDP Shares on any Rate Determination Date or in respect of the occurrence of a Failed Remarketing Condition for shares of such Series, the Applicable Percentage of the Applicable Base Rate plus the Applicable Spread. The Maximum Rate for the Series 1 VRDP Shares will depend on the long-term rating assigned to the Series 1 VRDP Shares, the length of the Rate Period and whether or not the Fund has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereto that any ordinary income or capital gains will be included in the dividend on Series 1 VRDP Shares for that Rate Period. The Applicable Percentage of the Applicable Base Rate is as follows:

Long-Term Ratings*		Applicable Percentage of Applicable Base Rate—No Notification
Moody’s	Fitch
Aa3 to Aaa	AA- to AAA	100%
Baa3 to A1	BBB- to A+	110%
Below Baa3**	Below BBB-**	135%

*	And/or the equivalent ratings of another Rating Agency then rating the Series 1 VRDP Shares utilizing the higher of the ratings of the Rating Agencies then rating the Series 1 VRDP Shares.
**	Includes unrated, if no Rating Agency is then rating the Series 1 VRDP Shares.

provided, however, that in the event the Fund has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereof that any ordinary income or capital gains will be included in the dividend on Series 1 VRDP Shares for that Rate Period, the Applicable Percentage in the foregoing table shall be divided by the quantity 1 minus the maximum marginal regular federal personal income tax rate applicable to ordinary income or the maximum marginal regular federal corporate income tax rate applicable to ordinary income, whichever is greater.

The Applicable Percentage as so determined and the Applicable Spread may be subject to upward (and if previously adjusted upward, subsequent downward) adjustment as provided in the Remarketing Agreement, provided, that, notwithstanding any provision to the contrary in the Remarketing Agreement, the Maximum Rate is equal to or higher than the rates determined as set forth above, and immediately following any such upward adjustment, the Fund would be in compliance with the Minimum VRDP Asset Coverage. Furthermore, in the event of Special Rate Periods of greater than 364 days, the Maximum Rate may be subject to upward adjustment as provided in the Remarketing Agreement, if any, provided, that, notwithstanding any provision to the contrary in the Remarketing Agreement, immediately following any such upward adjustment, the Fund would be in compliance with the Minimum VRDP Asset Coverage.

A Maximum Rate in effect in respect of a Failed Remarketing Condition will continue to be the Applicable Rate (i) until the first day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and (ii) until the first day of the next succeeding Dividend Period after a Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than 28 Rate Period Days.

Notwithstanding any provision to the contrary in the Remarketing Agreement, in no event shall the Maximum Rate exceed 15%; provided, however, that in the event the Fund has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereof that any ordinary income or capital gains will be included in the dividend on Series 1 VRDP Shares for that Rate Period, the Maximum Rate shall not exceed 15% divided by the quantity 1 minus the maximum marginal regular federal personal income tax rate applicable to ordinary income or the maximum marginal regular federal corporate income tax rate applicable to ordinary income, whichever is greater.

(aaa) “Minimum Rate Period” means any Rate Period consisting of seven Rate Period Days, as adjusted to reflect any changes when the regular day that is a Rate Determination Date is not a Business Day.

(bbb) “Minimum VRDP Asset Coverage” means asset coverage, as defined in Section 18(h) of the 1940 Act as of the date of the VRDP Fee Agreement with such changes thereafter as agreed with the prior written consent of the Liquidity Provider of at least 200% or such higher percentage as required and specified in the VRDP Fee Agreement, or as otherwise provided in connection with a Special Rate Period, but, in any event, not more than 250%, with respect to all outstanding senior securities of the Fund which are stock, including all Outstanding VRDP Shares (or, in each case, if higher, such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

(ccc) “Minimum VRDP Asset Coverage Cure Date,” means, with respect to the failure by the Fund to maintain the Minimum VRDP Asset Coverage as of the close of business on the last Business Day of each month (as required by Section 6 of Part I of this Statement), the tenth Business Day of the following month.

(ddd) “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors.

(eee) “Municipal Securities” means municipal securities as described under “The Fund’s Investments – Municipal Securities” in the Offering Memorandum.

(fff) “1940 Act” means the Investment Company Act of 1940, as amended.

(ggg) “Notice of Proposed Special Rate Period” shall have the meaning specified in paragraph (c) of Section 4 of Part I of this Statement.

(hhh) “Notice of Purchase” means, as the context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form attached to the VRDP Purchase Agreement.

(iii) “Notice of Redemption” shall have the meaning specified in paragraph (c) of Section 9 of Part I of this Statement.

(jjj) “Notice of Revocation” means, in connection with the revocation by a Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the Series 1 VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of this Statement.

(kkk) “Notice of Special Rate Period” shall have the meaning specified in paragraph (d) of Section 4 of Part I of this Statement.

(lll) “Notice of Tender” means, in connection with an Optional Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, indicating an intention to tender Series 1 VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of this Statement.

(mmm) “NRSRO” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Fund or the Liquidity Provider, including, at the date hereof, Fitch, Moody’s and S&P.

(nnn) “Offering Memorandum” means the offering memorandum in respect of the Fund’s offering of Series 1 VRDP Shares, dated December 12, 2013, as amended, revised or supplemented from time to time, including in connection with any Remarketing, if applicable, or offering of additional Series 1 VRDP Shares, if applicable.

(ooo) “Optional Early Replacement Event” means the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Purchase Agreement and provided notice thereof (which notice also designates an Optional Early Termination Date) to Holders and the Liquidity Provider in accordance with the Tender and Paying Agent Agreement given at any time prior to the 30th calendar day preceding the then-prevailing Scheduled Termination Date. The date of the occurrence of the Optional Early Replacement Event shall be the date of such notice.

(ppp) “Optional Early Termination Date” means the date established by the Tender and Paying Agent, acting upon instructions of the Fund pursuant to the Tender and Paying Agent Agreement, for termination of the VRDP Purchase Agreement upon the occurrence of an Optional Early Replacement Event, which date shall be not less than 16 days nor more than 30 days following such Optional Early Replacement Event.

(qqq) “Optional Tender” means any tender of Series 1 VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date, or (ii) pursuant to an attempted Remarketing Series 1 VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold Series 1 VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such Series 1 VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider pursuant to Section 1 of Part II of this Statement and the VRDP Purchase Agreement.

(rrr) “Other Special Rate Period Provisions” shall have the meaning specified in paragraph (f) of Section 4 of Part I of this Statement.

(sss) “Outstanding” means, as of any date with respect to VRDP Shares of any Series, the number of shares of such Series theretofore issued by the Fund except, without duplication, (i) any shares of such Series theretofore cancelled or delivered to the Tender and Paying Agent (or other relevant tender and paying agent) for cancellation or redeemed by the Fund, (ii) any shares of such Series with respect to which, in the case of Series 1 VRDP Shares, the Fund has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such VRDP Shares, pursuant to Section 9 of Part I of this Statement or, in the case of VRDP Shares of any other Series, the Fund has taken the equivalent action under the statement applicable to such shares, (iii) any shares of such Series as to which the Fund shall be a Beneficial Owner, and (iv) any shares of such Series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund; provided, however, with respect to clause (ii), any such Series 1 VRDP Share will be deemed to be Outstanding for purposes of the VRDP Purchase Agreement until redeemed by the Fund.

(ttt) “Person” means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

(uuu) “Preferred Shares” means the preferred shares of the Fund, including the VRDP Shares.

(vvv) “Preliminary Notice of Purchase” shall have the meaning specified in paragraph (b) of Section 2 of Part II of this Statement.

(www) “Purchase Date,” with respect to any purchase of Series 1 VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day). The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that: (A) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Purchase Agreement being replaced; and (D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first day of such proposed Special Rate Period.

(xxx) “Purchase Obligation” means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of the VRDP Purchase Agreement to purchase Outstanding Series 1 VRDP Shares on any Purchase Date at the Purchase Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender or any Mandatory Purchase, in each case following delivery of a Final Notice of Purchase with respect to such Series 1 VRDP Shares.

(yyy) “Purchase Price” means an amount equal to the Liquidation Preference of any Series 1 VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the relevant Purchase Date.

(zzz) “Purchased VRDP Shares” means all Series 1 VRDP Shares purchased by the Liquidity Provider pursuant to Article II of the VRDP Purchase Agreement, so long as the Liquidity Provider continues to be the beneficial owner for federal income tax purposes of such Series 1 VRDP Shares.

(aaaa) “Rate Determination Date” means, with respect to the Series 1 VRDP Shares, the last day of a Rate Period for the Series 1 VRDP Shares or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

(bbbb) “Rate Period,” with respect to the Series 1 VRDP Shares, means the Initial Rate Period and any Subsequent Rate Period, including any Special Rate Period, for shares of such Series.

(cccc) “Rate Period Days,” for any Rate Period, means the number of days that would constitute such Rate Period but for the application of paragraph (d) of Section 2 of Part I of this Statement or paragraph (b) of Section 4 of Part I of this Statement.

(dddd) “Rating Agency” means each NRSRO, if any, then providing a rating for the Series 1 VRDP Shares pursuant to the request of the Fund, including, at the date hereof, Fitch and Moody’s.

(eeee) “Rating Agency Guidelines” means the guidelines provided by each Rating Agency, as may be amended from time to time, applied by such Rating Agency in connection with the Rating Agency’s rating of Series 1 VRDP Shares.

(ffff) “Redemption Date” shall have the meaning specified in paragraph (c) of Section 9 of Part I of this Statement.

(gggg) “Redemption Price” means the applicable redemption price specified in paragraph (a) or (b) of Section 9 of Part I of this Statement.

(hhhh) “Reference Banks” means four major banks in the London interbank market selected by the Remarketing Agent or its affiliates or successors or such other party as the Fund may from time to time appoint.

(iiii) “Related Party” means a related party for purposes of Section 267(b) or Section 707(b) of the Code, as such provisions may be amended from time to time.

(jjjj) “Related Party Termination Date” means the effective date of the termination of the VRDP Purchase Agreement in accordance with its terms following the occurrence of a Related Party Termination Event.

(kkkk) “Related Party Termination Event” means the Liquidity Provider becoming a Related Party of the Fund other than through the acquisition of VRDP Shares pursuant to the terms of the VRDP Purchase Agreement.

(llll) “Remarketing” means the remarketing of Series 1 VRDP Shares by the Remarketing Agent on behalf of Beneficial Owners thereof pursuant to an Optional Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in the Remarketing Agreement and Part II of this Statement.

(mmmm) “Remarketing Agent” means any entity appointed as such with respect to Series 1 VRDP Shares by a resolution of the Board of Trustees and any additional or successor companies or entities appointed by the Board of Trustees which have entered into a Remarketing Agreement with the Fund.

(nnnn) “Remarketing Agreement” means the Remarketing Agreement, if any, with respect to the Series 1 VRDP Shares, by and among the Fund, the Investment Adviser and the Remarketing Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor Remarketing Agent.

(oooo) “Remarketing Notice” shall have the meaning specified in paragraph (b) of Section 2 of Part II of this Statement.

(pppp) “Remarketing Procedures” means the procedures for conducting Remarketings set forth in Part II of this Statement.

(qqqq) “Requisite NRSROs” means (i) any two NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer; or (ii) if only one NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time a purchaser Acquires (as such term is defined in Rule 2a-7 under the 1940 Act) the security, that NRSRO.

(rrrr) “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

(ssss) “Scheduled Termination Date” means the date designated as the initial Scheduled Termination Date in the VRDP Purchase Agreement, if any, in effect at such time, or any succeeding date to which the term of such VRDP Purchase Agreement is extended, or, as the case may be, the initial Scheduled Termination Date of any Alternate VRDP Purchase Agreement, or any succeeding date to which the term of the Alternate VRDP Purchase Agreement is extended.

(tttt) “SEC” means the Securities and Exchange Commission.

(uuuu) “Securities Act” means the Securities Act of 1933, as amended.

(vvvv) “Securities Depository” means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRDP Shares.

(wwww) “SIFMA Municipal Swap Index” means, on any Rate Determination Date, the Securities Industry and Financial Markets Association Municipal Swap Index, produced and made available by Municipal Market Data as of 3:00 p.m., New York City time, on such Rate Determination Date.

(xxxx) “SIFMA Municipal Swap Index Rate” means, on any Rate Determination Date, (i) the SIFMA Municipal Swap Index produced and made available on such date, or (ii) if such index is not made available by 3:00 p.m., New York City time, on such date, the SIFMA Municipal Swap Index Rate as determined on the previous Rate Determination Date.

(yyyy) “Special Rate Period,” with respect to the Series 1 VRDP Shares, means a Rate Period that is established in accordance with paragraph (a) of Section 4 of Part I of this Statement.

(zzzz) “Special Redemption Provisions” shall have the meaning specified in paragraph (a)(i) of Section 9 of Part I of this Statement.

(aaaaa) “Statement” means this statement establishing and fixing the rights and preferences of Series 1 VRDP Shares, as it may be amended or supplemented from time to time in accordance with the provisions hereof.

(bbbbb) “Subsequent Rate Period,” with respect to shares of Series 1 VRDP, means the period from, and including, the first day following the Initial Rate Period of shares of such Series to, and including, the next Rate Determination Date for shares of such Series and any period thereafter from, and including, the first day following a Rate Determination Date for shares of such Series to, and including, the next succeeding Rate Determination Date for shares of such Series; provided, however, that if any Subsequent Rate Period is also a

Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on, and including, the last day of the last Dividend Period thereof; except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period.

(ccccc) “Substitute LIBOR Dealer” means any LIBOR Dealer selected by the Fund; provided that none of such entities shall be an existing LIBOR Dealer.

(ddddd) “Taxable Allocation” shall have the meaning specified in paragraph (a) of Section 3 of Part I of this Statement.

(eeeee) “Tender” means an Optional Tender or Mandatory Tender, as applicable.

(fffff) “Tender and Paying Agent” means The Bank of New York Mellon, or any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Fund’s tender agent, transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to the Series 1 VRDP Shares.

(ggggg) “Tender and Paying Agent Agreement” means the Tender and Paying Agent Agreement, with respect to the Series 1 VRDP Shares, dated as of December 13, 2013, between the Fund and the Tender and Paying Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor Tender and Paying Agent.

(hhhhh) “U.S. Government Securities” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

(iiiii) “Voting Period” shall have the meaning specified in paragraph (b)(i) of Section 5 of Part I of this Statement.

(jjjjj) “VRDP Fee Agreement” means the Variable Rate Demand Preferred Shares (VRDP) Fee Agreement, if any, with respect to Series 1 VRDP Shares, between the Fund and the initial Liquidity Provider, as amended, modified or supplemented from time to time, or any similar agreement with a successor Liquidity Provider.

(kkkkk) “VRDP Purchase Agreement” means the Variable Rate Demand Preferred Shares (VRDP) Purchase Agreement, if any, with respect to Series 1 VRDP Shares, between the Tender and Paying Agent and the initial Liquidity Provider, as amended, modified or supplemented, or any Alternate VRDP Purchase Agreement.

PART I

1. Number of Authorized Shares.

The initial number of authorized shares constituting Series 1 VRDP is as set forth above under the title “Designation of Series 1 VRDP.”

2. Dividends.

(a) Ranking. The shares of Series 1 VRDP shall rank on a parity with each other, with shares of any other Series of VRDP and with shares of any other series of Preferred Shares as to the payment of dividends by the Fund.

(b) Cumulative Cash Dividends. The Holders of Series 1 VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration and applicable law, cumulative cash dividends at the Applicable Rate for shares of such Series, determined as set forth in paragraph (e) of this Section 2, and no more (except to the extent set forth in Section 3 of Part I of this Statement and Section 6 of Part II of this Statement), payable on the Dividend Payment Dates with respect to shares of such Series determined pursuant to paragraph (d) of this Section 2. Holders of Series 1 VRDP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on Series 1 VRDP Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series 1 VRDP Shares which may be in arrears, and no additional sum of money shall be payable in respect of such arrearage, except that the Fund shall pay as a supplemental dividend a Late Charge (as defined below in paragraph (e)(i)(C) of this Section 2) on account of a Failure to Deposit, if any, in respect of each day during the period commencing on the day a Failure to Deposit occurs through and including the day immediately preceding the earlier of (i) the day the Failure to Deposit is cured and (ii) the third Business Day next succeeding the day on which the Failure to Deposit occurred.

(c) Dividends Cumulative from Date of Original Issue. Dividends on Series 1 VRDP Shares shall be declared daily and accumulate at the Applicable Rate for shares of such Series from the Date of Original Issue thereof.

(d) Dividend Payment Dates and Adjustment Thereof. The Dividend Payment Date with respect to the Series 1 VRDP Shares shall be the first Business Day of each calendar month; provided, however, that:

(i) notwithstanding the foregoing, the Fund in its discretion may establish more frequent Dividend Payment Dates than monthly in respect of any Minimum Rate Period, and the Dividend Payment Date for the Dividend Period prior to the commencement of a Special Rate Period following a Minimum Rate Period shall be the Business Day immediately following the end of such Minimum Rate Period; and

(ii) notwithstanding the foregoing, the Fund in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period for Series 1 VRDP Shares; provided, however, that such dates shall be set forth in the Notice of Proposed Special Rate Period, if any, and Notice of Special Rate Period relating to such Special Rate Period, as provided in accordance with Section 4 of Part I of this Statement, which Notice of Proposed Special Rate Period, if any, and Notice of Special Rate Period shall be filed with the Secretary of the Fund; and further provided that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with paragraph (b) of Section 4 of Part I of this Statement.

(e) Applicable Rates and Calculation of Dividends.

(i) Applicable Rates. The dividend rate or rates on the Series 1 VRDP Shares during the Initial Rate Period shall be as set forth in the Notice of Special Rate Period with respect to the Initial Rate Period. Except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period. Except as may otherwise be provided for in a Special Rate Period, for each Subsequent Rate Period, the dividend rate on shares of such Series shall be equal to the rate per annum that results from the Applicable Rate Determination for shares of such Series on the Rate Determination Date immediately preceding such Subsequent Rate Period; provided, however, that:

(A) if an Applicable Rate Determination for any such Subsequent Rate Period is not held for any reason other than as described below, the dividend rate on shares of such Series for such Subsequent Rate Period will be adjusted to the Maximum Rate for shares of such Series on the Rate Determination Date therefor;

(B) in the event of a Failed Remarketing Condition, the Applicable Rate as of the close of business on the day the Failed Remarketing Condition first occurs will be adjusted to the Maximum Rate (with the Applicable Spread subject to adjustment as set forth in the definition of Applicable Spread), and the Maximum Rate will continue to be the Applicable Rate (i) until the first day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and (ii) until the first day of the next succeeding Dividend Period after a Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than 28 Rate Period Days;

(C) if any Failure to Deposit shall have occurred with respect to shares of such Series during any Dividend Period therefor, but, prior to 12:00 noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (f) of this Section 2, and the Fund shall have paid to the Tender and Paying Agent as a late charge (“Late Charge”), daily supplemental dividends equal in the aggregate to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Tender and Paying Agent the full amount of dividends with respect to any Dividend Period for the shares of such Series, an amount computed by multiplying (x) the Applicable Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such Series (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day) and (2) if such Failure to Deposit consisted of the failure timely to pay to the Tender and Paying Agent the Redemption Price of the shares, if any, of such Series for which a Notice of Redemption has been provided by the Fund pursuant to paragraph (c) of Section 9 of Part I of this Statement, an amount computed by multiplying, (x) for the Rate Period during which such Failure to Deposit occurs on the redemption date, the Applicable Rate plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such Series to be redeemed (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day), the Applicable Rate Determination will be held in respect of shares of such Series for the Subsequent Rate Period as provided above, unless a Rate Determination Date occurs on the date on which such Failure to Deposit occurred or on either of the two Business Days succeeding that date, and the Failure to Deposit has not been cured on such Rate Determination Date in accordance with paragraph (f) of this Section 2, in which case no Applicable Rate Determination will be held in respect of shares of such Series for the Subsequent Rate Period relating to such Rate Determination Date and the dividend rate for shares of such Series for such Subsequent Rate Period will be the Maximum Rate for shares of such Series on the Rate Determination Date for such Subsequent Rate Period;

(D) if any Failure to Deposit shall have occurred with respect to shares of such Series during any Dividend Period thereof, and, prior to 12:00 noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this Section 2 or the Fund shall not have paid the applicable Late Charge to the Tender and Paying Agent, no Applicable Rate Determination will occur in respect of shares of such Series for the first Subsequent Rate Period thereof thereafter (or for any Subsequent Rate Period thereof thereafter to and including the Subsequent Rate Period during which (1) such Failure to Deposit is cured in accordance with paragraph (f) of this Section 2 and (2) the Fund pays the applicable Late Charge to the Tender and Paying Agent, in each case no later than 12:00 noon, New York City time, on the fourth Business Day prior to the end of such Subsequent Rate Period), and the dividend rate for shares of such Series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such Series on the Rate Determination Date for such Subsequent Rate Period (but with the prevailing rating for shares of such Series, for purposes of determining such Maximum Rate, being deemed to be “below ‘Baa3’/’BBB-’”); or

(E) in connection with a Special Rate Period, the Fund may establish other or additional terms with respect to the dividend rate in accordance with Section 4 of Part I of this Statement.

Each dividend rate determined in accordance with this paragraph (e)(i) of Section 2 of Part I of this Statement shall be an “Applicable Rate.”

(ii) Calculation of Dividends. The amount of dividends per share payable on shares of Series 1 VRDP on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period or Dividend Periods. The amount of dividends accumulated for each such Rate Period (or part thereof) shall be computed by multiplying the Applicable Rate in effect for shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and applying each such rate obtained against $100,000.

(f) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of Series 1 VRDP shall have been cured with respect to any Dividend Period of shares of such Series if, within the respective time periods described in paragraph (e)(i) of this Section 2, the Fund shall have paid to the Tender and Paying Agent (A) all accumulated but unpaid dividends on shares of such Series and (B) without duplication, the Redemption Price for shares, if any, of such Series for which Notice of Redemption has been provided by the Fund pursuant to paragraph (c) of Section 9 of Part I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Fund’s failure to pay the Redemption Price in respect of VRDP Shares when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(g) Dividend Payments by Fund to Tender and Paying Agent. In connection with each Dividend Payment Date for Series 1 VRDP Shares, the Fund shall pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, on the earlier of (i) the third Business Day next succeeding the Rate Determination Date immediately preceding the Dividend Payment Date and (ii) the Business Day immediately preceding the Dividend Payment Date, an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of shares of such Series on such Dividend Payment Date, or as otherwise provided for and in connection with designation of a Special Rate Period. If an aggregate amount of funds equal to the dividends to be paid to all Holders of shares of such Series on such Dividend Payment Date are not available in New York, New York, by 12:00 noon, New York City time, on the Business Day immediately preceding such Dividend Payment Date, the Tender and Paying Agent will notify the Liquidity Provider by Electronic Means of such fact prior to the close of business on such day.

(h) Tender and Paying Agent as Trustee of Dividend Payments by Fund. All Deposit Securities paid to the Tender and Paying Agent for the payment of dividends on Series 1 VRDP Shares shall be held in trust for the payment of such dividends by the Tender and Paying Agent for the benefit of the Holders specified in paragraph (i) of this Section 2. Any Deposit Securities paid to the Tender and Paying Agent in accordance with the foregoing but not applied by the Tender and Paying Agent to the payment of dividends will, to the extent permitted by law, upon request of the Fund, be repaid to the Fund as soon as possible after the date on which such Deposit Securities were so to have been applied.

(i) Dividends Paid to Holders. Dividends on the Series 1 VRDP Shares shall be declared daily to the Holders thereof at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend Payment Date. In connection with any transfer of Series 1 VRDP Shares, the transferor as Beneficial Owner of Series 1 VRDP Shares shall be deemed to have agreed pursuant to the terms of the Series 1 VRDP Shares to transfer to the transferee the right to receive from the Fund any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of the Series 1 VRDP Shares in exchange for payment of the Purchase Price for such Series 1 VRDP Shares by the transferee.

(j) Dividends Credited Against Earliest Accumulated But Unpaid Dividends. Any dividend payment made on Series 1 VRDP Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared (to the extent not previously declared as required under paragraph (i) above) and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(k) Dividends Designated as Exempt-Interest Dividends. Dividends on Series 1 VRDP Shares shall be designated as exempt-interest dividends up to the amount of tax-exempt income of the Fund, to the extent permitted by, and for purposes of, Section 852 of the Code.

3. Gross-Up Payments. Holders of Series 1 VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, dividends in an amount equal to the aggregate Gross-up Payments as follows:

(a) If the Fund allocates any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on Series 1 VRDP Shares without either having given advance notice thereof to the Remarketing Agent or simultaneously increasing such dividend payment by an additional amount, both as provided in Section 6 of Part II of this Statement (such allocation being referred to herein as a “Taxable Allocation”), the Fund shall, prior to the end of the calendar year in which such dividend was paid, provide notice thereof to the Remarketing Agent and direct the Tender and Paying Agent to send such notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder’s address as the same appears or last appeared on the record books of the Fund.

(b) The Fund shall not be required to make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund.

4. Designation of Special Rate Periods.

(a) Length of and Preconditions for Special Rate Period. If permitted by applicable law, the Fund, at its option, may designate any Rate Period for the Series 1 VRDP Shares as a Special Rate Period having the duration specified by the Fund in accordance with this Section 4 and ending on a Wednesday, subject to adjustment as provided in paragraph (b) of this Section 4, or, if so designated by the Fund, ending on the final redemption date specified in paragraph (b)(i)(A) of Section 9 of Part I of this Statement. A designation of a Special Rate Period shall be effective only if (i) in the case of designation of the Initial Rate Period as a Special Rate Period, notice thereof shall have been given in accordance with paragraph (d)(i) of this Section 4, (ii) in the case of designation of a Special Rate Period to succeed a Minimum Rate Period, (A) notice thereof shall have been given in accordance with paragraph (c) and paragraph (d)(ii) of this Section 4, (B) no Series 1 VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date for such proposed Special Rate Period or on the first day of such Special Rate Period and full cumulative dividends and any amounts due with respect to redemptions payable prior to such date have been paid in full, in each case, on the Series 1 VRDP Shares, and (C) if any Notice of Redemption shall have been provided by the Fund pursuant to paragraph (c) of Section 9 of Part I of this Statement with respect to any shares of such Series, the Redemption Price with respect to such shares shall have been deposited with the Tender and Paying Agent, or (iii) in the case of designation of a Special Rate Period to succeed a Special Rate Period, notice thereof shall have been given in accordance with paragraph (d)(iii) of this Section 4.

(b) Adjustment of Length of Special Rate Period. In the event the Fund wishes to designate a Rate Period for Series 1 VRDP Shares as a Special Rate Period, but the day that would otherwise be the last day of such Special Rate Period is a Wednesday that is not a Business Day, then the Special Rate Period shall end on the next Business Day and the succeeding Subsequent Rate Period, if a Minimum Rate Period, will end on the following Wednesday.

(c) Notice of Proposed Special Rate Period. If the Fund proposes to designate a Special Rate Period to succeed a Minimum Rate Period pursuant to paragraph (a)(ii) of this Section 4, not less than 20 (or such lesser number of days as may be agreed to from time to time by the Remarketing Agent) nor more than 30 days prior to the date the Fund proposes to designate as the first day of such Special Rate Period (which shall be a day that would otherwise be the first day of a Minimum Rate Period), notice (“Notice of Proposed Special Rate Period”) shall be sent by the Fund by Electronic Means (or by first-class mail, postage prepaid, where the Series 1 VRDP Shares are in physical form outside the book-entry system of the Securities Depository) to the Holders of shares of such Series with copies provided to the Remarketing Agent, the Tender and Paying Agent and the Liquidity Provider. Each such notice shall state (A) that the Fund may exercise its option to designate a succeeding Subsequent Rate Period of shares of such Series as a Special Rate Period, specifying the first day thereof, (B) that the Fund will, by 11:00 a.m., New York City time, on the second Business Day immediately preceding such date (or by such later time or date, or both, as may be agreed to by the Remarketing Agent) notify the Remarketing Agent and the Tender and Paying Agent of either (x) its determination, subject to certain conditions, to exercise such option, or (y) its determination not to exercise such option, (C) the Rate Determination Date immediately prior to the first day of such Special Rate Period, (D) that such Special Rate Period shall not commence if (1) any Series 1 VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date for such proposed Special Rate Period or on the first day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, in each case, on the Series 1 VRDP Shares, (E) the scheduled Dividend Payment Dates for shares of such Series during such Special Rate Period and (F) a description of the Other Special Rate Period Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period.

(d) Notice of Special Rate Period. The Fund shall deliver a notice of Special Rate Period (a “Notice of Special Rate Period”) in accordance with paragraph (i), (ii) or (iii) below, as applicable:

(i) In connection with the designation of the Initial Rate Period as a Special Rate Period, pursuant to paragraph (a)(i) of this Section 4, the Fund shall deliver to the initial purchaser of the Series 1 VRDP Shares a Notice of Special Rate Period setting forth such terms and delivered at such time on or prior to the first day of such Rate Period as shall be agreed by such initial purchaser.

(ii) In connection with the designation of a Special Rate Period to succeed a Minimum Rate Period pursuant to paragraph (a)(ii) of this Section 4, no later than 11:00 a.m., New York City time, on the second Business Day immediately preceding the first day of such proposed Special Rate Period for the Series 1 VRDP Shares as to which notice has been given as set forth in paragraph (c) of this Section 4 (or such later time or date, or both, as may be agreed to by the Remarketing Agent), the Fund shall deliver to the Remarketing Agent, the Tender and Paying Agent and the Liquidity Provider, either:

(A) a Notice of Special Rate Period stating (1) that the Fund has determined to designate the next succeeding Rate Period for shares of such Series as a Special Rate Period, specifying the same and the first day thereof, (2) the Rate Determination Date immediately prior to the first day of such Special Rate Period, (3) that such Special Rate Period shall not commence if (x) any Series 1 VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either such Rate Determination Date or on the first day of such Special Rate Period, or (y) full cumulative dividends or any amounts due with respect to redemptions payable, in each case, on the Series 1 VRDP Shares, prior to such Rate Determination Date have not been paid in full, (4) the scheduled Dividend Payment Dates for shares of such Series during such Special Rate Period and (5) the Other Special Rate Period Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period; or

(B) a notice stating that the Fund has determined not to exercise its option to designate a Special Rate Period for shares of such Series and that the next succeeding Rate Period of shares of such Series shall be a Minimum Rate Period.

(iii) In connection with designation of a Special Rate Period to succeed a Special Rate Period pursuant to paragraph (a)(iii) of this Section 4, the Fund shall deliver a Notice of Special Rate Period as specified in and otherwise in accordance with the Notice of Special Rate Period that designated the Special Rate Period being succeeded.

(e) Failure to Deliver Notice of Special Rate Period. If the Fund fails to deliver either of the notices described in paragraphs (d)(ii)(A) or (B) of this Section 4 with respect to any designation pursuant to paragraph (a)(ii) of this Section 4 of any proposed Special Rate Period to the Remarketing Agent, the Tender and Paying Agent and the Liquidity Provider by 11:00 a.m., New York City time, on the second Business Day immediately preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Tender and Paying Agent, the Remarketing Agent and the Liquidity Provider), the Fund shall be deemed to have delivered a notice to the Remarketing Agent, the Tender and Paying Agent and the Liquidity Provider with respect to such Special Rate Period, to the effect set forth in paragraph (d)(ii)(B) of this Section 4. In the event the Fund delivers to the Remarketing Agent, the Tender and Paying Agent and the Liquidity Provider a notice described in paragraph (d)(ii)(A) of this Section 4, it shall file a copy of such notice with the Secretary of the Fund, and the contents of such notice shall be binding on the Fund.

(f) Other Special Rate Period Provisions. In connection with any Special Rate Period designated pursuant to this Section 4, the Fund, without the vote or consent of any Holder of Series 1 VRDP Shares, but with prior written consent of the Liquidity Provider, if any (and to the extent that the Liquidity Provider is appointed as such for such Special Rate Period), may provide for provisions relating solely to such Special Rate Period that differ from those provided in this Statement, including, but not limited to, with respect to the Purchase Obligation, optional tender provisions, mandatory tender provisions, mandatory purchase provisions, the dividend rate setting provisions (including as to the Maximum Rate), and, if the dividend may be determined by reference to an index, formula or other method, the manner in which it will be determined, Special Redemption Provisions or other redemption provisions (other than Section 9(b)(i)(A) of this Statement) and modified or new definitions (“Other Special Rate Period Provisions”); provided that such provisions do not affect the parity ranking of Series 1 VRDP Shares relative to any other series of Preferred Shares of the Fund then outstanding with respect to dividends or distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

(g) Minimum Rate Period Succeeding a Special Rate Period. The Fund, at its option, may designate the Rate Period (together with succeeding Rate Periods until the establishment of a Subsequent Rate Period as a Special Rate Period) succeeding a Special Rate Period as a Minimum Rate Period. Notice thereof shall be delivered in accordance with the Notice of Special Rate Period that designated the Special Rate Period being succeeded by the Minimum Rate Period.

5. Voting Rights.

(a) One Vote Per VRDP Share. Except as otherwise provided in the Declaration or as otherwise required by law, (i) each Holder of VRDP Shares shall be entitled to one vote for each VRDP Share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including each VRDP Share, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including VRDP Shares, voting as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund, shall be entitled to elect two trustees of the Fund at all times, each Preferred Share, including each VRDP Share, entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 5, the holders of outstanding Common Shares and Preferred Shares, including VRDP Shares, voting together as a single class, shall elect the balance of the trustees.

(b) Voting for Additional Trustees.

(i) Voting Period. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this paragraph (b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including VRDP Shares, would constitute a majority of the Board of

Trustees as so increased by such smallest number; and the holders of Preferred Shares, including VRDP Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(A) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, including VRDP Shares, equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Tender and Paying Agent for the payment of such accumulated dividends; or

(B) if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Fund.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b)(i).

(ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph (b)(i) of this Section 5, the Fund shall call a special meeting of such holders, and the Fund shall mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If a special meeting is not called by the Fund, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of trustees prescribed in paragraph (b)(i) of this Section 5 on a one-vote-per-share basis.

(iii) Terms of Office of Existing Trustees. The terms of office of all persons who are trustees of the Fund at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent trustees elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

(iv) Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph (b)(i) of this Section 5 shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph (b)(i) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph (b)(i) of this Section 5.

(c) Holders of VRDP Shares to Vote on Certain Other Matters.

(i) Increases in Capitalization and Certain Amendments. The Board of Trustees, without the vote or consent of the Holders of Series 1 VRDP Shares, may from time to time authorize and create, and the Fund may from time to time issue additional shares of, any Series of VRDP, including Series 1 VRDP, or classes or series of Preferred Shares ranking on a parity with Series 1 VRDP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. So long as any Series 1 VRDP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the Series 1 VRDP Shares Outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (a) authorize, create or issue any class or series of shares ranking prior to the Series 1 VRDP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or (b) amend, alter or repeal the provisions of the Declaration, or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such Series 1 VRDP Shares or the Holders thereof; provided, however, that (i) none of the actions permitted by paragraph (a) of Section 12 of Part I of this Statement will be deemed to affect such preferences, rights or powers, (ii) a division of a VRDP Share will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of Series 1 VRDP Shares and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to Series 1 VRDP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund will be deemed to affect such preferences, rights or powers only if such issuance would, at the time thereof, cause the Fund not to satisfy the Minimum VRDP Asset Coverage. For purposes of the foregoing, except as otherwise set forth in this Statement, no matter shall be deemed to materially and adversely affect any right, preference or power of the Series 1 VRDP Shares or the Holders thereof unless such matter (i) alters or abolishes any preferential right of such Series; (ii) alters or abolishes any right in respect of redemption of such Series; or (iii) creates or alters (other than to abolish or to comply with applicable law) any restriction on transfer applicable to such Series. So long as any Series 1 VRDP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least 66 2⁄3% of the Series 1 VRDP Shares outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. If any action set forth above requiring the vote of Holders of Series 1 VRDP Shares would adversely affect the rights of Series 1 VRDP in a manner different from any other Series of VRDP, the Fund will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of the Series 1 VRDP outstanding at the time, in person or by proxy, either in writing or at a meeting (the Series 1 VRDP voting as a separate class). Notwithstanding the foregoing, as set forth in paragraph (b) of Section 8 of Part I of this Statement, the Fund, without the vote, approval or consent of Holders of Series 1 VRDP Shares or other shareholders of the Fund, has the right to (x) terminate the services of any and all Rating Agencies providing a long-term rating for the Series 1 VRDP Shares, and such rating or ratings, to the extent it or they would have been taken into account in any of the provisions in this Statement, will be disregarded (for the avoidance of doubt, other than the effect of the absence of such ratings for purposes of determining the Maximum Rate) and (y) provide for Other Special Rate Period Provisions in accordance with, but subject to the limitations set forth in, paragraph (f) of Section 4 of Part I of this Statement. For the avoidance of doubt, no vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Statement.

(ii) 1940 Act Matters. Unless a higher percentage is provided for in the Declaration, (A) the affirmative vote of the holders of at least a “majority of the Outstanding Preferred Shares,” including VRDP Shares, outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Fund from a closed-end to an open-end investment company and (B) the affirmative vote of the holders of a “majority of the Outstanding Preferred Shares,” including VRDP Shares, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares. The affirmative vote of the holders of a “majority of the Outstanding Preferred Shares,” including VRDP Shares, voting as a separate class, shall be required to approve any action not described in the first sentence of this Section 5(c)(ii) requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act. For purposes of the foregoing, “majority of the Outstanding Preferred Shares” means (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.

(iii) Exclusive Right to Vote on Certain Matters. Notwithstanding the foregoing, and except as otherwise required by the 1940 Act or the Declaration, whenever a vote of Holders of Series 1 VRDP Shares is otherwise required by this Statement, (A) Holders of Outstanding shares of

Series 1 VRDP will be entitled as a Series, to the exclusion of the holders of all other shares, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest of the Fund, to vote on matters affecting shares of Series 1 VRDP, and (B) Holders of Outstanding shares of Series 1 VRDP will not be entitled to vote on matters affecting any other Preferred Shares that do not adversely affect any of the rights of Holders of Series 1 VRDP Shares, as expressly set forth in the Declaration and this Statement.

(d) Fund May Take Certain Actions Without Shareholder Approval. The Fund is not required to maintain any particular short-term or long-term ratings for the Series 1 VRDP Shares, and, subject only to Section 8 of this Part I, the Fund, without the vote, approval or consent of any holder of Preferred Shares, including any Series of VRDP, or any other shareholder of the Fund, may from time to time adopt, amend, alter or repeal any or all of the definitions contained herein, add covenants and other obligations of the Fund, or confirm the applicability of covenants and other obligations set forth herein, in connection with obtaining, maintaining or changing the rating of any Rating Agency which is then rating the Series 1 VRDP Shares, and any such adoption, amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of Series 1 VRDP Shares, or the Holders thereof.

Subject only to Section 8 of this Part I, the Fund may, at any time, replace a Rating Agency or terminate the services of any Rating Agencies then providing a rating for the Series 1 VRDP Shares without replacement, in either case, without the vote, approval or consent of Holders of Series 1 VRDP Shares or other shareholders of the Fund. In the event a Rating Agency ceases to furnish a long-term rating for the Series 1 VRDP Shares or the Fund terminates the services of a Rating Agency then providing a long-term rating for the Series 1 VRDP Shares, such rating, to the extent it would have been taken into account in any of the provisions of the Series 1 VRDP Shares included in this Statement, will be disregarded, and only the ratings of the then-designated Rating Agency or Agencies, if any, will be taken into account (for the avoidance of doubt, other than the effect of the absence of such ratings for purposes of determining the Maximum Rate).

Notwithstanding the foregoing, nothing in this Section 5 is intended in any way to limit the ability of (i) the Fund to make certain adjustments in the Remarketing Agreement as provided under the definition of “Maximum Rate,” subject to the limitations set forth in such definition, or (ii) the Board of Trustees to amend or alter other provisions of this Statement, without the vote, approval or consent of any Holder of Series 1 VRDP Shares, or any other shareholder of the Fund, as otherwise provided in this Statement.

(e) Voting Rights Set Forth Herein are Sole Voting Rights. Unless otherwise required by law, the Holders of Series 1 VRDP Shares shall not have any voting rights, relative rights or preferences or other special rights other than those specifically set forth herein.

(f) No Preemptive Rights or Cumulative Voting. The Holders of Series 1 VRDP Shares shall have no preemptive rights or rights to cumulative voting.

(g) Sole Remedy for Fund’s Failure to Pay Dividends. In the event that the Fund fails to pay any dividends on the Series 1 VRDP Shares, the sole remedy of the Holders under this Statement, without limitation of any rights to payment of such dividends or other rights under the Declaration, this Statement and applicable law, shall be the right to vote for trustees pursuant to the provisions of this Section 5.

(h) Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement, by the other provisions of the Declaration, by statute or otherwise, no Holder shall be entitled to vote any Series 1 VRDP Share and no Series 1 VRDP Share shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been provided as set forth in paragraph (c) of Section 9 of Part I of this Statement and Deposit Securities with a Market Value equal to the Redemption Price for the redemption of such shares shall have been deposited in trust with the Tender and Paying Agent for that purpose. Series 1 VRDP Shares owned (legally or beneficially) or controlled by the Fund shall not have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

6. Minimum VRDP Asset Coverage. The Fund shall maintain, as of the close of business on the last Business Day of each month on which any Series 1 VRDP Share is Outstanding, the Minimum VRDP Asset Coverage.

7. Restrictions on Dividends and Other Distributions.

(a) Dividends on Preferred Shares Other than Series 1 VRDP. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Fund ranking, as to the payment of dividends, on a parity with the Series 1 VRDP Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each Series of VRDP through its most recent dividend payment date. When dividends are not paid in full upon the shares of each Series of VRDP through its most recent dividend payment date or upon the shares of any other class or series of shares of beneficial interest of the Fund ranking on a parity as to the payment of dividends with VRDP Shares through their most recent respective dividend payment dates, all dividends declared and paid upon VRDP Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with VRDP Shares shall be declared and paid pro rata so that the amount of dividends declared and paid per share on VRDP Shares and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the VRDP Shares and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared and paid per Series 1 VRDP Share shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

(b) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

(c) Other Restrictions on Dividends and Other Distributions. For so long as any Series 1 VRDP Share is Outstanding, and except as set forth in paragraph (a) of this Section 7 and paragraph (c) of Section 10 of this Part I, the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Series 1 VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to or on a parity with the Series 1 VRDP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the Series 1 VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with Series 1 VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on the Series 1 VRDP Shares through the most recently ended Dividend Period therefor shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Tender and Paying Agent and (ii) the Fund has redeemed the full number of Series 1 VRDP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto.

8. Ratings.

(a) Short-Term Ratings. The Fund will use its reasonable best efforts to maintain at least one short-term rating of the Series 1 VRDP Shares, to the extent that the Liquidity Provider then has a short-term debt rating.

(b) Long-Term Ratings. The Fund is not required to maintain any, or any particular, long-term ratings for the Series 1 VRDP Shares. To the extent that the Fund does at any time maintain one or more long-term ratings for the Series 1 VRDP Shares from one or more Rating Agencies, the Fund may take any action resulting in a change in, or addition or termination of, any long-term rating for the Series 1 VRDP Shares without the vote, approval or consent of Holders of Series 1 VRDP Shares or any other shareholders of the Fund. The Rating Agency Guidelines, if any, as they may be amended from time to time by the respective Rating Agency, will be reflected in written documents, including the ratings methodologies of the applicable Rating Agency. The Rating Agency Guidelines may be amended by the respective Rating Agency without the approval of the Fund or its Board of Trustees or any Holders of Series 1 VRDP Shares, or any other shareholder of the Fund, and may be changed or eliminated at any time without the vote, approval or consent of Holders of Series 1 VRDP Shares or any other shareholders of the Fund, including in connection with the change or termination by the Fund of any or all long-term ratings then applicable to the Series 1 VRDP Shares.

9. Redemption.

(a) Optional Redemption.

(i) Subject to the provisions of paragraph (iv) of this paragraph (a), shares of Series 1 VRDP may be redeemed, at the option of the Fund, at any time, as a whole or from time to time in part, out of funds legally available therefor, at a redemption price per share equal to the sum of $100,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to, but not including, the date fixed for redemption; provided, however, that (1) shares of Series 1 VRDP may not be redeemed in part if after such partial redemption fewer than 50 shares of such Series would remain Outstanding; (2) except as otherwise provided in the Notice of Special Rate Period relating to the Initial Rate Period, shares of Series 1 VRDP are not redeemable by the Fund during the Initial Rate Period; and (3) subject to subparagraph (ii) of this paragraph (a), the Notice of Special Rate Period relating to a Special Rate Period for shares of Series 1 VRDP, as delivered to the Remarketing Agent and filed with the Secretary of the Fund, may provide that shares of such Series shall not be redeemable during the whole or any part of such Special Rate Period or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein (“Special Redemption Provisions”).

(ii) In connection with any Subsequent Rate Period designated as a Special Rate Period, a Notice of Special Rate Period relating to the Series 1 VRDP for such Special Rate Period thereof may contain Special Redemption Provisions only if the Fund’s Board of Trustees, after consultation with the Remarketing Agent and the Liquidity Provider (to the extent that the Remarketing Agent and the Liquidity Provider are appointed as such for such Special Rate Period), determines that such Special Redemption Provisions are in the best interest of the Fund.

(iii) If fewer than all of the Outstanding shares of Series 1 VRDP are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares of such Series to be redeemed from the respective Holders shall be selected either pro rata from the Holders of shares of such Series in proportion to the number of shares of such Series held by such Holders or by lot or in such manner as the Fund’s Board of Trustees may determine to be fair and equitable. The Fund’s Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which Series 1 VRDP Shares will be redeemed from time to time.

(iv) The Fund may not on any date send a Notice of Redemption pursuant to paragraph (c) of this Section 9 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a Market Value not less than the amount (including any applicable premium) due to Holders of Series 1 VRDP Shares by reason of the redemption of such shares on such Redemption Date.

(b) Mandatory Redemption. (i) (A) The Fund shall redeem all Outstanding Series 1 VRDP Shares on December 1, 2043, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, such date.

(B) The Fund shall redeem Preferred Shares, if the Fund fails to maintain the Minimum VRDP Asset Coverage in accordance with this Statement and such failure is not cured on or before the Minimum VRDP Asset Coverage Cure Date. The number of Preferred Shares to be redeemed, which at the Fund’s sole option (to the extent permitted by the 1940 Act and Massachusetts law) may include any number or proportion of Preferred Shares of any series, shall be equal to the lesser of (i) the minimum number of Preferred Shares, together with all other Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Minimum VRDP Asset Coverage Cure Date, would result in the Fund’s maintaining the Minimum VRDP Asset Coverage on such Minimum VRDP Asset Coverage Cure Date (provided, however, that, if there is no such minimum number of Preferred Shares the redemption or retirement of which would have such result, all VRDP Shares and other Preferred Shares then outstanding shall be redeemed) and (ii) the maximum number of Preferred Shares, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds legally available therefor in accordance with the Declaration and applicable law. To the extent that the Fund redeems VRDP Shares in accordance with the foregoing, the Fund shall allocate the number of VRDP Shares to be redeemed pro rata among each Series of VRDP subject to redemption or retirement. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than 10 days nor later than 30 days after the Minimum VRDP Asset Coverage Cure Date, except that, if the Fund does not have funds legally available for the redemption or retirement of all of the required number of VRDP Shares and other Preferred Shares which are subject to redemption or retirement or the Fund otherwise is unable as a result of applicable law to effect such redemption on or prior to 30 days after the Minimum VRDP Asset Coverage Cure Date, the Fund shall redeem those VRDP Shares and other Preferred Shares which it was unable to redeem or retire on the earliest practicable date on which it is able to effect such redemption or retirement. The Fund will redeem any Series 1 VRDP Shares at a redemption price equal to $100,000 per share, plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board of Trustees for redemption.

(C) Except in the case of a Failed Remarketing Condition—Purchased VRDP Shares Redemption, as described below, if fewer than all of the Outstanding shares of Series 1 VRDP are to be redeemed pursuant to this paragraph (b), the number of shares of such Series to be redeemed from the respective Holders shall be redeemed pro rata, by lot or other fair method, from the Holders of shares of such Series in proportion to the number of shares of such Series held by such Holders.

(ii) (A) In accordance with this Statement and if then required pursuant to the VRDP Fee Agreement, if the Liquidity Provider acquires any Series 1 VRDP Shares pursuant to the Purchase Obligation and continues to be the beneficial owner for federal income tax purposes of such Purchased VRDP Shares for a period of six months during which such Purchased VRDP Shares cannot be successfully remarketed (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such Purchased VRDP Shares), the Fund shall effect a Failed Remarketing Condition—Purchased VRDP Shares Redemption; provided, that, as of the date of redemption: (i) to the extent any Series 1 VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider, the Purchase Obligation of the Liquidity Provider whose Series 1 VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption remains in effect to the extent required by, and in accordance with, the VRDP Purchase Agreement to which such Liquidity Provider is a party, and (ii) to the extent (a) any Series 1 VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider and (b) the Purchase Obligation of the Liquidity Provider whose Series 1 VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption remains in effect to the extent required by, and in accordance with, the VRDP Purchase Agreement to which such Liquidity Provider is a party, the Liquidity Provider whose Series 1 VRDP

Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption shall have made written affirmation to the Fund not later than the Business Day immediately preceding the Redemption Date to the effect that the Liquidity Provider is in compliance with the Purchase Obligation in accordance with its terms. Notwithstanding the foregoing proviso, any failure or delay by the Liquidity Provider whose Series 1 VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption to deliver the affirmation referred to in the foregoing proviso shall not relieve the Fund of its obligation to effectuate a Failed Remarketing Condition—Purchased VRDP Shares Redemption and shall only result in a delay by the Fund to effectuate a Failed Remarketing Condition—Purchased VRDP Shares Redemption until one (1) Business Day following the date that such Liquidity Provider delivers such affirmation or such affirmation is no longer required to be delivered. The six-month holding period for Purchased VRDP Shares acquired and held as a result of a continuing Failed Remarketing Condition—Purchased VRDP Shares shall be determined by the Fund on a first-in, first-out basis. The Fund shall effect a Failed Remarketing Condition—Purchased VRDP Shares Redemption on the date fixed by the Fund therefor, which date shall not be later than three Business Days after the expiration of the six-month holding period in respect of the applicable Purchased VRDP Shares, except that if the Fund does not have funds legally available for the redemption of all of the required number of Purchased VRDP Shares which are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption or the Fund otherwise is unable as a result of applicable law to effect such redemption on or prior to three Business Days after the expiration of the applicable six-month holding period, the Fund shall redeem those Series 1 VRDP Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.

(B) Upon the occurrence and during the continuance of a Failed Remarketing Condition—Purchased VRDP Shares with respect to any Series 1 VRDP Shares, by the fifth Business Day following delivery of notice thereof from the Liquidity Provider in accordance with the VRDP Fee Agreement, the Fund shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Fund (a “Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of such Purchased VRDP Shares. If, while the Failed Remarketing Condition—Purchased VRDP Shares with respect to such Purchased VRDP Shares is continuing, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares as of the close of business on any Business Day is less than 110% of the Liquidation Preference of such Purchased VRDP Shares, then the Fund shall cause the Custodian and the Investment Adviser to take all such necessary actions, including segregating additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares is at least equal to 110% of the Liquidation Preference of such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian with a copy to the Liquidity Provider on any date to release any Liquidity Account Investments with respect to any Purchased VRDP Shares from such segregation and to substitute therefor other Liquidity Account Investments, so long as (x) the assets of the Fund segregated as Liquidity Account Investments with respect to such Purchased VRDP Shares at the close of business on such date have a Market Value equal to 110% of the Liquidation Preference of such Purchased VRDP Shares and (y) the assets of the Fund designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to the Liquidity Requirement (if any) determined in accordance with subparagraph (C) below with respect to such Purchased VRDP Shares for such date. The Fund shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Purchased VRDP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances.

(C) Subject to notice having been received as referred to in subparagraph (B) above, the Market Value of the Deposit Securities held in the Liquidity Account for any Purchased VRDP Shares, from and after the day (or, if such day is not a Business Day, the next succeeding Business Day) preceding the expiration of the six-month holding period for the Failed Remarketing Condition—Purchased VRDP Shares applicable to such Purchased VRDP Shares (which, for the avoidance of doubt, may result in multiple six month holding periods, each in respect of a Failed Remarketing Condition—Purchased VRDP Shares in respect of applicable Purchased VRDP Shares) specified in the table set forth below, shall not be less than the percentage of the Liquidation Preference for such Purchased VRDP Shares set forth below opposite such day (the “Liquidity Requirement”), but in all cases subject to the cure provisions of paragraph (D) below:

Number of Days* Preceding the Six-Month Anniversary of Liquidity Provider’s Purchase	Value of Deposit Securities as Percentage of Liquidation Preference
135	20%
105	40%
75	60%
45	80%
15	100%

*	Or if such day is not a Business Day, the next succeeding Business Day

(D) If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Purchased VRDP Shares for such Business Day, then the Fund shall cause the segregation of additional or substitute Deposit Securities in respect of the Liquidity Account for such Purchased VRDP Shares, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Purchased VRDP Shares is at least equal to the Liquidity Requirement for such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day.

(E) The Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares may be applied by the Fund, in its discretion, towards payment of the Redemption Price for such Purchased VRDP Shares. Upon the earlier to occur of (x) the successful remarketing of the Purchased VRDP Shares or (y) the deposit by the Fund with the Tender and Paying Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of such Purchased VRDP Shares on the Redemption Date for such Purchased VRDP Shares, the requirement of the Fund to maintain a Liquidity Account for such Purchased VRDP Shares as contemplated by this Section 10(b)(ii) shall lapse and be of no further force and effect.

(F) The provisions of subparagraphs (A) through (E) of this Section 9(b)(ii) may be amended by the Fund, by resolution of the Board of Trustees duly adopted, without shareholder approval in order to conform to the terms of a VRDP Fee Agreement or as otherwise necessary or desirable in the judgment of the Board of Trustees, provided that the Fund receives the prior written consent of the Liquidity Provider.

(iii) At least six months prior to the scheduled mandatory Redemption Date of December 1, 2043 specified in Section 9(b)(i) above, if any Series 1 VRDP Shares then remain Outstanding, the Fund shall cause the Custodian to segregate in a Liquidity Account (but without duplication of any Liquidity Account then in effect pursuant to Section 9(b)(ii) above), by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Fund, Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of the then Outstanding Series 1 VRDP Shares. The Fund shall maintain such Liquidity Account in accordance with Section 9(b)(ii)(B), (C) and (D) above and comply with the requirements set forth therein with respect to Liquidity Account Investments and the Liquidity Requirement; provided, that for purposes of this Section 9(b)(iii) all references therein to Purchased VRDP Shares shall be deemed to be to all Outstanding Series 1 VRDP Shares, all references therein to the Failed Remarketing Condition—Purchased VRDP Shares or the related six-month period shall be deemed to be to the six-month holding period preceding the scheduled mandatory Redemption Date of December 1, 2043, and the references to notice by the Liquidity Provider shall not be applicable. The Deposit Securities included in the Liquidity Account for the Outstanding Series 1 VRDP Shares may be applied by the Fund, in its discretion, towards payment of the Redemption Price for the Outstanding Series 1 VRDP Shares. Upon the deposit by the Fund with the Tender and Paying Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the Outstanding Series 1 VRDP Shares on the December 1, 2043 Redemption Date for the Outstanding Series 1 VRDP Shares, the requirement of the Fund to maintain a Liquidity Account for the Outstanding Series 1 VRDP Shares as contemplated by this Section 9(b)(iii) shall lapse and be of no further force and effect.

(c) Notice of Redemption. If the Fund shall determine or be required to redeem, in whole or in part, shares of Series 1 VRDP pursuant to paragraph (a) or (b)(i) of this Section 9, the Fund will send a notice of redemption (a “Notice of Redemption”), by Electronic Means (or by first class mail, postage prepaid, in the case where the Series 1 VRDP Shares are in physical form outside the book-entry system of the Securities Depository), to Holders thereof and the Liquidity Provider or, in the case of a redemption pursuant to paragraph (b)(ii) of this Section 9, only to the Liquidity Provider, or request the Tender and Paying Agent, on behalf of the Fund to promptly do so by Electronic Means (or by first class mail, postage prepaid, in the case where the Series 1 VRDP Shares are in physical form outside the book-entry system of the Securities Depository) so long as the Notice of Redemption is furnished by the Fund to the Tender and Paying Agent in electronic format at least five (5) Business Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Tender and Paying Agent. A Notice of Redemption shall be sent to Holders not less than 10 days prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of Series 1 VRDP Shares to be redeemed; (iii) the CUSIP number for the Series 1 VRDP Shares; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such VRDP Shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the Series 1 VRDP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of this Statement under which such redemption is made. If fewer than all Series 1 VRDP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of Series 1 VRDP Shares to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to this Statement that such redemption is subject to one or more conditions precedent not otherwise expressly stated herein and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of paragraphs (a) or (b) of this Section 9, if any dividends on shares of Series 1 VRDP (whether or not earned or declared) are in arrears, no shares of such Series shall be redeemed unless all Outstanding shares of such Series are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding shares of such Series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding shares of such Series.

(e) Absence of Funds Available for Redemption. To the extent that any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. A failure to redeem Series 1 VRDP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided, however, that the foregoing shall not apply in the case of the Fund’s failure to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares where (i) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (ii) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed Series 1 VRDP Shares for which a Notice of Redemption has been provided, dividends shall be declared and paid on Series 1 VRDP Shares in accordance with and subject to the conditions of this Statement and shall be included in the Redemption Price in respect of those Series 1 VRDP Shares for which a Notice of Redemption has been provided.

(f) Tender and Paying Agent as Trustee of Redemption Payments by Fund. All moneys paid to the Tender and Paying Agent for payment of the Redemption Price of Series 1 VRDP Shares called for redemption shall be held in trust by the Tender and Paying Agent for the benefit of Holders of shares so to be redeemed.

(g) Deposit with the Tender and Paying Agent; Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding. If a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 9, not later than 12:00 noon, New York City time, on a Business Day not less than ten (10) days preceding the Redemption Date specified in such notice, the Fund shall irrevocably deposit with the Tender and Paying Agent an aggregate amount of Deposit Securities with a Market Value equal to the Redemption Price to be paid on the Redemption Date for the Series 1 VRDP Shares that are subject to such notice. If a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 9, upon the deposit with the Tender and Paying Agent of Deposit Securities with a Market Value equal to the Redemption Price to be paid on the redemption date for the Series 1 VRDP Shares that are the subject of such notice, dividends on such shares shall cease to accumulate, except as included in the Redemption Price, and such shares shall no longer be deemed to be Outstanding, except as noted below with respect to the VRDP Purchase Agreement, for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraph (e)(i) of Section 2 of this Part I and in Section 3 of Part I of this Statement. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Tender and Paying Agent to the Holders of Series 1 VRDP Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Tender and Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Tender and Paying Agent in excess of (i) the aggregate Redemption Price of the Series 1 VRDP Shares called for redemption on such date and (ii) all other amounts to which Holders of Series 1 VRDP Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of Series 1 VRDP Shares so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled. The Fund shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited. Notwithstanding the foregoing, Series 1 VRDP Shares will be deemed to be Outstanding for purposes of the VRDP Purchase Agreement until redeemed by the Fund.

(h) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 9, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Massachusetts law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts law.

(i) Only Whole VRDP Shares May Be Redeemed. In the case of any redemption pursuant to this Section 9, only whole Series 1 VRDP Shares shall be redeemed, and in the event that any provision of the Declaration would require redemption of a fractional share, the Tender and Paying Agent shall be authorized to round up so that only whole shares are redeemed.

(j) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 9, the Fund may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption for the Series 1 VRDP Shares, provided that such modification does not materially and adversely affect the Holders of the Series 1 VRDP Shares or cause the Fund to violate any law, rule or regulation; and provided further that no such modification shall in any way alter the obligations of the Tender and Paying Agent without its prior written consent. Furthermore, if in the sole discretion of the Board of Trustees, after consultation with counsel, modification of the foregoing redemption provisions are permissible under the rules and regulations or interpretations of the SEC and the Code (including in respect of the treatment of the Series 1 VRDP Shares as stock for U.S. federal income tax purposes) with respect to the redemption of Series 1 VRDP Shares owned by the Liquidity Provider, the Fund, without shareholder approval, by resolution of the Board of Trustees, may modify such redemption procedures.

10. Liquidation Rights.

(a) Ranking. Shares of Series 1 VRDP shall rank on a parity with each other, with shares of any other Series of VRDP and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

(b) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of Series 1 VRDP Shares then Outstanding shall be entitled to receive and to be paid out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the Series 1 VRDP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to Section 3 of Part I of this Statement in connection with the liquidation of the Fund. After the payment to the Holders of the Series 1 VRDP Shares of the full preferential amounts provided for in this paragraph (b), the Holders of Series 1 VRDP Shares as such shall have no right or claim to any of the remaining assets of the Fund.

(c) Pro Rata Distributions. In the event the assets of the Fund available for distribution to the Holders of Series 1 VRDP Shares upon any dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 10, no such distribution shall be made on account of Series 1 VRDP or any shares of any other class or Series of Preferred Shares ranking on a parity with the Series 1 VRDP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Series 1 VRDP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(d) Rights of Junior Shares. Subject to the rights of the holders of shares of any other series or class or classes of shares ranking on a parity with the Series 1 VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the Series 1 VRDP Shares as provided in paragraph (b) of this Section 10, but not prior thereto, any other series or class or classes of shares ranking junior to the Series 1 VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Series 1 VRDP Shares shall not be entitled to share therein.

(e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 10.

11. Purchase Obligation. As long as Series 1 VRDP Shares are Outstanding, except as otherwise provided pursuant to Section 4 of Part I of this Statement in connection with a Special Rate Period, the Fund shall maintain a VRDP Purchase Agreement providing for a Purchase Obligation with a Liquidity Provider with short-

term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or such other short-term debt ratings, if any, as may be required for the Series 1 VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act on an ongoing basis to the extent that the Fund can do so on a commercially reasonable basis as determined in the sole discretion of the Board of Trustees. If the Fund maintains a VRDP Purchase Agreement providing a Purchase Obligation, the provisions herein relating to the Liquidity Provider shall be operative and the following shall apply:

(a) The Fund shall notify, or cause the Tender and Paying Agent to notify, Holders by Electronic Means, or by first class mail, postage prepaid, in the case in which Series 1 VRDP Shares are in physical form outside the book-entry system of the Securities Depository, (A) of the occurrence of a Mandatory Tender Event or Mandatory Purchase Event, (B) in the event that there is a substitute Liquidity Provider (including, but not limited to, as to the Liquidity Provider, its consolidation or amalgamation with, or merger with and into, another entity, or the transfer of all or substantially all of the Liquidity Provider’s assets to another entity), such notice to be provided at least seven days’ prior to any such substitution, or (C) of any downgrade in the rating of the Series 1 VRDP Shares or the Liquidity Provider by an NRSRO then rating the Series 1 VRDP Shares or Liquidity Provider.

(b) In the event of a Failed Remarketing Condition, the Fund will require in the Tender and Paying Agent Agreement that the Tender and Paying Agent will notify the Fund and Holders by telephone or Electronic Means, or by first class mail, postage prepaid, in the case in which Series 1 VRDP Shares are in physical form outside the book-entry system of the Securities Depository, of such Failed Remarketing Condition.

(c) Each Series 1 VRDP Share shall be subject to Tender to the Tender and Paying Agent for Remarketing on the related Purchase Date or, in the event (i) no Remarketing occurs or (ii) pursuant to an attempted Remarketing shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold Series 1 VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such Series 1 VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider on such Purchase Date pursuant to a Final Notice of Purchase. If there is no Tender and Paying Agent or the Tender and Paying Agent does not perform such obligation pursuant to the VRDP Purchase Agreement, Beneficial Owners and their Agent Members shall have the right to tender their Series 1 VRDP Shares directly to the Liquidity Provider pursuant to a Final Notice of Purchase. In the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not, or in the reasonable judgment of the Fund will not, perform its obligations under the VRDP Purchase Agreement, the Fund (i) upon becoming aware thereof, shall promptly notify the Liquidity Provider, the Remarketing Agent and the Holders by Electronic Means of such event, and (ii) so long as such event is continuing, shall use its best efforts to direct the Remarketing Agent to forward, concurrently with the delivery thereof to the Liquidity Provider or as promptly as practicable thereafter, any Remarketing Notice to each Beneficial Owner or Holder tendering Series 1 VRDP Shares that are the subject of such notice.

(d) The Fund will require in the Tender and Paying Agent Agreement that, pursuant to a Tender, Series 1 VRDP Shares that are not sold in a Remarketing will be tendered by the Tender and Paying Agent to the Liquidity Provider for payment of the Purchase Price on the Purchase Date pursuant to the VRDP Purchase Agreement.

(e) Except as set forth in Section 9(b)(ii) of Part I of this Statement in connection with a mandatory redemption of Series 1 VRDP Shares, the Fund shall have no obligation to purchase Series 1 VRDP Shares acquired by the Liquidity Provider pursuant to the VRDP Purchase Agreement or otherwise.

(f) Series 1 VRDP Shares are subject to Mandatory Purchase by the Liquidity Provider upon the occurrence of a Mandatory Purchase Event. Promptly following the occurrence of a Mandatory Purchase Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Fund), shall provide a Mandatory Purchase Notice by Electronic Means to the Holders and the Liquidity Provider, specifying a Mandatory Purchase Date for all Outstanding Series 1 VRDP Shares. The Mandatory Purchase Date shall not be later than seven days following the date a Mandatory Purchase Notice is sent to the Holders by Electronic Means, and in any event shall be not later than the Business Day immediately preceding the termination of the VRDP Purchase Agreement. Any notice given in respect of a

Mandatory Purchase under this Statement shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice. Upon the occurrence of a Mandatory Purchase Event, all Outstanding Series 1 VRDP Shares automatically shall be subject to Mandatory Purchase by the Liquidity Provider at the Purchase Price on the Mandatory Purchase Date, including any Series 1 VRDP Shares tendered pursuant to an Optional Tender or Mandatory Tender for which the Purchase Date has not yet occurred.

(g) In the event Series 1 VRDP Shares are issued in certificated form outside the book-entry system of the Securities Depository and a Holder fails to deliver such Series 1 VRDP Shares to which a Mandatory Purchase relates, on or prior to the Mandatory Purchase Date, the Holder of such Series 1 VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered Series 1 VRDP Shares as of the scheduled Purchase Date. Any such undelivered Series 1 VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered Series 1 VRDP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered Series 1 VRDP Shares shall be held in a separate account, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered Series 1 VRDP Shares. The undelivered Series 1 VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser replacement Series 1 VRDP Share certificates in lieu of such undelivered Series 1 VRDP Shares.

(h) The Fund shall use its best efforts to engage at all times a Tender and Paying Agent to perform the duties specified in this Statement, the Tender and Paying Agent Agreement and the VRDP Purchase Agreement with respect to the Tender and Paying Agent.

The provisions of paragraphs (a) through (g) of this Section 11 may be amended by the Board of Trustees, by resolution duly adopted, without shareholder approval in order to conform to a VRDP Purchase Agreement providing a Purchase Obligation.

12. Miscellaneous.

(a) Amendment of or Supplements to this Statement. The Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law), amend or supplement this Statement to (1) reflect any amendments or supplements hereto which the Board of Trustees is entitled to adopt pursuant to the terms of this Statement without shareholder approval or (2) provide for the issuance of additional shares of Series 1 VRDP (and terms relating thereto). Each such additional share of Series 1 VRDP shall be governed by the terms of this Statement as so amended or supplemented.

(b) No Fractional Shares. No fractional Series 1 VRDP Shares shall be issued.

(c) Status of VRDP Shares Redeemed, Exchanged or Otherwise Acquired by the Fund. Series 1 VRDP Shares which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued Preferred Shares without designation as to series, provided, however, that any Series 1 VRDP Shares which are provisionally delivered by the Fund to or for the account of an agent of the Fund or to or for the account of a purchaser of such Series 1 VRDP Shares, but for which final payment is not received by the Fund, shall return to the status of authorized and unissued Series 1 VRDP Shares.

(d) Purchase Obligation Part of VRDP Shares. Each Holder and Beneficial Owner, by virtue of acquiring Series 1 VRDP Shares, is deemed to have agreed, for U.S. federal income tax purposes, to treat the Purchase Obligation as part of the Series 1 VRDP Shares rather than as a separate property right.

(e) Treatment of VRDP Shares as Stock. Each Holder and Beneficial Owner, by virtue of acquiring Series 1 VRDP Shares, is deemed to have agreed, for U.S. federal income tax purposes, to treat the Series 1 VRDP Shares as stock in the Fund.

(f) Board May Resolve Ambiguities. To the extent permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Statement with respect to any additional shares of Series 1 VRDP prior to the issuance of such shares.

(g) Headings Not Determinative. The headings contained in this Statement are for convenience of reference only and shall not affect the meaning or interpretation of this Statement.

(h) Notices. All notices or communications, unless otherwise specified in the By-laws of the Fund or this Statement, shall be sufficiently given if in writing and delivered in person, by Electronic Means or mailed by first-class mail, postage prepaid.

(i) Actions on Other than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Statement, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with same force and effect as if made or done on the normal date provided therefor and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such normal date and the date of the payment.

PART II

1. Remarketing Procedures.

(a) Pursuant to an Optional Tender, Beneficial Owners may elect to tender their Series 1 VRDP Shares (in denominations of $100,000 and integral multiples thereof) for purchase at the Purchase Price on the Purchase Date designated in a Notice of Tender (or, if such day is not a Business Day, on the next succeeding Business Day). Each Notice of Tender shall be irrevocable (except as described below) and effective upon receipt and shall:

(i) be delivered by a Beneficial Owner, directly or through its Agent Member, by email transmission (or, if email transmission shall be unavailable, by facsimile transmission), to the Tender and Paying Agent not later than 2:00 p.m., New York City time, on any Business Day;

(ii) state the series and the aggregate number of Series 1 VRDP Shares to be purchased, the CUSIP number of the Series 1 VRDP Shares to be purchased, and the Purchase Date and be in substantially the form of and contain such other information specified in an exhibit to the VRDP Purchase Agreement; and

(iii) state that the tendering Beneficial Owner acknowledges that such Beneficial Owner is required to deliver the Series 1 VRDP Shares that are the subject of a Notice of Tender (that has not been duly revoked as described below) on or before 2:00 p.m., New York City time, on the Purchase Date.

(b) Upon receipt of a Notice of Tender, the Tender and Paying Agent shall provide a copy to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) as promptly as practicable by Electronic Means, but no later than 4:00 p.m., New York City time, on the date of receipt or deemed receipt.

(c) Any Notice of Tender delivered to the Tender and Paying Agent by a Beneficial Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date shall be adjusted such that the Purchase Date shall be the Business Day next succeeding the date specified as the Purchase Date in the relevant Notice of Tender.

(d) The determination of the Tender and Paying Agent as to whether a Notice of Tender has been properly delivered pursuant to the foregoing in paragraph (a)(i) and (ii) shall be conclusive and binding upon the Beneficial Owner and its Agent Member.

(e) (i) Series 1 VRDP Shares are subject to Mandatory Tender upon the occurrence of a Mandatory Tender Event.

(ii) Promptly following the occurrence of a Mandatory Tender Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Fund), shall provide a Mandatory Tender Notice by Electronic Means to the Holders, the Remarketing Agent and the Liquidity Provider, specifying a Purchase Date for all Outstanding Series 1 VRDP Shares. Any notice given in respect of a Mandatory Tender under this Statement will be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

(iii) Upon the occurrence of a Mandatory Tender Event, all Outstanding Series 1 VRDP Shares automatically shall be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any Series 1 VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred. In the event that Series 1 VRDP Shares are issued in certificated form outside the book-entry system of the Securities Depository and a Holder of Series 1 VRDP Shares fails to deliver such Series 1 VRDP Shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of such Series 1 VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered Series 1 VRDP Shares as of the scheduled Purchase Date. Any such undelivered Series 1 VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered Series 1 VRDP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered Series 1 VRDP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered Series 1 VRDP Shares. The undelivered Series 1 VRDP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser replacement Series 1 VRDP Share certificates in lieu of such undelivered Series 1 VRDP Shares.

(f) A Beneficial Owner or its Agent Member that delivered a Notice of Tender in connection with an Optional Tender may deliver in writing by email transmission (or, if email transmission shall be unavailable, by facsimile transmission) to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date, a notice to the effect that such Beneficial Owner wishes to revoke its election to tender some or all of the Series 1 VRDP Shares that were specified in such Notice of Tender to be purchased (a “Notice of Revocation”). Any Notice of Revocation delivered to the Tender and Paying Agent shall be promptly delivered by Electronic Means by the Tender and Paying Agent to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) by 12:00 noon, New York City time, on the Business Day immediately preceding the relevant Purchase Date. The Remarketing Agent (following receipt of such Notice of Revocation) shall notify the Tender and Paying Agent and the Liquidity Provider of the number of Series VRDP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. The Tender and Paying Agent shall deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. Any such Notice of Revocation shall be effective (without further action on the part of the Beneficial Owner or its Agent Member) as a revocation of the Optional Tender of the number of Series 1 VRDP Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing Agent has not entered into an agreement to sell such Series 1 VRDP Shares. A Notice of Revocation shall be effective as to the number of Series 1 VRDP Shares specified therein as having been revoked less the number of such Series 1 VRDP Shares in respect of which the Remarketing Agent has so notified the Tender and Paying Agent and the Liquidity Provider that it has entered into an agreement of sale. Notwithstanding the foregoing, tendered Series 1 VRDP Shares, if any, that remain unsold on the related Purchase Date shall be allocated by the Remarketing Agent to each Notice of Revocation received in respect of Series 1 VRDP Shares tendered for purchase on such Purchase Date and not already satisfied in the chronological order in which each such Notice of Revocation was received by the Tender and Paying Agent, and each such Notice of Revocation shall be effective only to the extent of such allocation and availability of unsold Series 1 VRDP Shares.

(g) Except as otherwise provided pursuant to Section 4 of Part I of this Statement in connection with a Special Rate Period, the Fund shall use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with expertise in remarketing variable-rate securities to use its best efforts to find purchasers for all Series 1 VRDP Shares properly tendered pursuant to a Tender.

2. Remarketing Schedule.

(a) In connection with any attempted Remarketing, all tendered Series 1 VRDP Shares shall be remarketed at the Purchase Price of such Series 1 VRDP Shares. The calculation of the Purchase Price of the Series 1 VRDP Shares that are remarketed or purchased by the Liquidity Provider shall be made by the Remarketing Agent in advance of such Remarketing or purchase and, together with the details of the aggregate number and Purchase Price of remarketed Series 1 VRDP Shares and the aggregate number and Purchase Price of Series 1 VRDP Shares to be purchased by the Liquidity Provider pursuant to the Purchase Obligation, shall be communicated by the Remarketing Agent to the Fund, the Liquidity Provider and the Tender and Paying Agent by Electronic Means by 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as described below. The proceeds of the sale of any remarketed Series 1 VRDP Shares by the Remarketing Agent relating to tendered Series 1 VRDP Shares shall be used by the Tender and Paying Agent for the purchase of the tendered Series 1 VRDP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Purchase Date for payment to the Agent Member of the Beneficial Owner, in the case of an Optional Tender, or Holder, in the case of a Mandatory Tender, tendering Series 1 VRDP Shares for sale through the Securities Depository in immediately available funds against delivery of the tendered Series 1 VRDP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such Series 1 VRDP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time, on the related Purchase Date, and the re-delivery of such Series 1 VRDP Shares by means of “FREE” delivery through the Securities Depository to the Remarketing Agent for delivery to the purchaser’s Agent Member through the Securities Depository by 3:00 p.m., New York City time, on the related Purchase Date.

(b) By 2:00 p.m., New York City time, on the Business Day immediately preceding each Purchase Date, the Remarketing Agent shall deliver a notice to the Tender and Paying Agent and the Liquidity Provider (a “Remarketing Notice”), by Electronic Means, that sets forth the number of Series 1 VRDP Shares, if any, that it successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such sold Series 1 VRDP Shares and the number of Series 1 VRDP Shares, if any, not successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such unsold Series 1 VRDP Shares to be paid by the Liquidity Provider. If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the Series 1 VRDP Shares to be purchased on such Purchase Date, the Tender and Paying Agent will promptly, and in any event not later than 4:00 p.m., New York City time, on such Business Day, deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) a Preliminary Notice of Purchase that, subject to delivery of the Final Notice of Purchase on the Purchase Date described below, provides for the purchase by the Liquidity Provider of the number of such Series 1 VRDP Shares that the Remarketing Agent stated in the Remarketing Notice as not having been successfully remarketed, including the aggregate Purchase Price of such Series 1 VRDP Shares, as calculated by the Remarketing Agent. If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the Series 1 VRDP Shares to be purchased on such Purchase Date (or if remarketing proceeds for any tendered Series 1 VRDP Shares have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date), the Tender and Paying Agent will deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) by 12:00 noon, New York City time, on such Purchase Date a Final Notice of Purchase that states the number of Series 1 VRDP Shares required to be purchased by the Liquidity Provider. For purposes of the Final Notice of Purchase, any tendered Series 1 VRDP Shares for which remarketing proceeds have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date, (other than VRDP Shares owned by the Liquidity Provider and tendered for Remarketing) shall be treated as not having been successfully remarketed and shall be required to be purchased by the Liquidity Provider. Except for manifest error, the payment obligation of the Liquidity Provider shall equal the Purchase Price of the Series 1 VRDP Shares stated in the Final Notice of Purchase delivered to the Liquidity Provider as being required to be purchased by the Liquidity Provider.

(c) The Liquidity Provider shall, no later than 2:00 p.m., New York City time, on a Purchase Date for any Series 1 VRDP Shares, wire transfer the aggregate Purchase Price of all Series 1 VRDP Shares in respect of which Final Notices of Purchase have been delivered to it for purchase of Series 1 VRDP Shares on such date, as follows: (i) in the case of a Final Notice of Purchase delivered by the Tender and Paying Agent, by wire transfer, in immediately available funds, to the account of the Tender and Paying Agent specified by the Tender and Paying Agent in any such Final Notice of Purchase; and (ii) in the case of a Final Notice of Purchase delivered by a Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by a Holder, in the case of a Mandatory Tender, in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP Purchase Agreement and the Liquidity Provider has received a Remarketing Notice that such Series 1 VRDP Shares have not been the subject of an agreement of sale in a Remarketing and has received written notice from the Fund that there is no Tender and Paying Agent or that the Tender and Paying Agent does not intend to perform its obligations under the VRDP Purchase Agreement, by payment against delivery of the Series 1 VRDP Shares that are the subject of any such Final Notice of Purchase, through means of the Securities Depository in the case of Series 1 VRDP Shares in the form of global securities.

(d) Upon receipt by the Tender and Paying Agent from the Beneficial Owner or its Agent Member, in the case of an Optional Tender, or from the Holder, in the case of a Mandatory Tender, of tendered Series 1 VRDP Shares and the payment by the Tender and Paying Agent to such Beneficial Owner or its Agent Member, or such Holder, as the case may be, of the Purchase Price therefor on the applicable Purchase Date, the Tender and Paying Agent shall deliver to the Liquidity Provider, by means of “FREE” delivery through the system of the Securities Depository, Series 1 VRDP Shares in satisfaction of the Liquidity Provider’s Purchase Obligation on such Purchase Date. Any funds paid by the Liquidity Provider and held in the account of the Tender and Paying Agent for the payment of the Purchase Price shall be held in trust for the benefit of the Liquidity Provider until the Series 1 VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members, in the case of an Optional Tender, or by the tendering Holder, in the case of a Mandatory Tender, against payment therefor, or returned to the Liquidity Provider. Any funds paid by the Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with a Remarketing shall be held in trust for the benefit of the Remarketing Agent on account of purchasers purchasing in a Remarketing until the Series 1 VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members, in the case of an Optional Tender, or by the tendering Holders, in the case of a Mandatory Tender, against payment therefor, or returned to the Remarketing Agent on account of purchasers purchasing in a Remarketing. Upon receipt of Series 1 VRDP Shares from the tendering Beneficial Owners or their Agent Members, in the case of an Optional Tender, or from the tendering Holders, in the case of a Mandatory Tender, by the Tender and Paying Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of remarketing proceeds from the Remarketing Agent, with respect to Series 1 VRDP Shares remarketed by the Remarketing Agent, or in the form of payment pursuant to the VRDP Purchase Agreement from the Liquidity Provider, with respect to Series 1 VRDP Shares subject to purchase pursuant to the Purchase Obligation, the Purchase Price for such Series 1 VRDP Shares to such tendering Beneficial Owner, Agent Member or Holder, as the case may be. In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the applicable Purchase Date.

(e) Except as otherwise expressly provided for herein, the purchase and delivery of tendered Series 1 VRDP Shares in the form of global securities, the Remarketing or purchase by the Liquidity Provider thereof, and payments with respect to the foregoing, will be accomplished in accordance with the applicable procedures of the Securities Depository.

(f) The Remarketing Agent and the Tender and Paying Agent each shall use commercially reasonable efforts to meet the timing requirements set forth above. At any time that no Purchase Obligation is in effect (or with respect to a Remarketing of Series 1 VRDP Shares held by the Liquidity Provider as to which any then-effective Purchase Obligation by a successor liquidity provider is inapplicable), any Series 1 VRDP Shares unsold in a Remarketing shall be returned to the relevant tendering Beneficial Owners or their Agent Members, or the relevant tendering Holders, as the case may be, by the Tender and Paying Agent. The Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to any Remarketing upon ten

(10) days’ prior written notice to the Fund, the Liquidity Provider and the Tender and Paying Agent, provided any such modification does not adversely affect the Holders, the Beneficial Owners, the Tender and Paying Agent, the Liquidity Provider or the Fund. The Remarketing Agent may sell Series 1 VRDP Shares for its own account outside of a Remarketing at a price other than the Purchase Price.

(g) In connection with the allocation of Series 1 VRDP tendered for Remarketing by the Liquidity Provider and any other Holder or Beneficial Owner of shares of Series 1 VRDP in any Remarketing, the Remarketing Agent shall allocate those shares of Series 1 VRDP previously acquired by the Liquidity Provider pursuant to its Purchase Obligation first to any purchasers in a Remarketing (such allocation coming first from those shares of Series 1 VRDP acquired earliest by the Liquidity Provider).

3. Determination of Applicable Rate.

(a) The Applicable Rate shall be determined by the Remarketing Agent on and as of each Rate Determination Date as the lowest rate under then-existing market conditions that in the Remarketing Agent’s sole judgment would result in the Series 1 VRDP Shares on the first day of the Subsequent Rate Period next succeeding the Rate Determination Date having a market value equal to the Liquidation Preference thereof (plus accumulated but unpaid dividends thereon, whether or not earned or declared). Such determination shall be conclusive and binding upon the interested parties. The Applicable Rate shall not exceed the Maximum Rate.

(b) The Remarketing Agent shall establish the Applicable Rate by 5:00 p.m., New York City time, on each Rate Determination Date to the nearest one-thousandth (0.001) of one percent per annum for the Subsequent Rate Period. The Applicable Rate shall be in effect from and including the first day following such Rate Determination Date to and including the following Rate Determination Date. The Remarketing Agent shall make the Applicable Rate available after 5:00 p.m., New York City time, on the Rate Determination Date by Electronic Means to the Fund, the Tender and Paying Agent and the Liquidity Provider and post the Applicable Rate on Bloomberg.

(c) In the event that the Remarketing Agent establishes the Maximum Rate as the Applicable Rate for a Subsequent Rate Period, the Remarketing Agent shall notify the Fund and the Tender and Paying Agent. The Fund will require in the Tender and Paying Agent Agreement that the Tender and Paying Agent will notify the Liquidity Provider and the Holders of Series 1 VRDP Shares by first class mail, postage prepaid (in the case of physical shares outside the book-entry system of the Securities Depository), or Electronic Means (in the case of Series 1 VRDP Shares in the form of global securities) that the Applicable Rate for the Subsequent Rate Period is the Maximum Rate.

(d) In the event the Remarketing Agent does not or is unable to determine the Applicable Rate, or if there is no Remarketing Agent, the Applicable Rate shall be the Maximum Rate.

(e) In the event of a Failed Remarketing Condition, the Applicable Rate as of the close of business on the day the Failed Remarketing Condition first occurs will be adjusted to the Maximum Rate (with the Applicable Spread subject to adjustment as set forth in the definition of Applicable Spread) and the Maximum Rate will continue to be the Applicable Rate (i) until the first day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and (ii) until the first day of the next succeeding Dividend Period after the Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than 28 Rate Period Days.

4. Failed Remarketing Condition. In the event of a Failed Remarketing Condition, pursuant to the Tender and Paying Agent Agreement, the Tender and Paying Agent shall provide notice of a Failed Remarketing Condition, promptly but in any event within two (2) Business Days of receipt by the Tender and Paying Agent of notice from the Fund of the occurrence of such Failed Remarketing Condition, by Electronic Means (or by first class mail, postage prepaid, in the case where the Series 1 VRDP Shares are in physical form outside the book-entry system of the Securities Depository) to the Holders (with a copy to the Fund).

5. Purchase of Series 1 VRDP Shares by Remarketing Agent. The Remarketing Agent in its sole discretion may purchase for its own account Series 1 VRDP Shares in a Remarketing; however, the Remarketing Agent shall not be obligated to purchase any Series 1 VRDP Shares that would otherwise remain unsold in a Remarketing. None of the Fund, the Tender and Paying Agent or the Remarketing Agent shall be obligated in any case to provide funds to make payment to a Beneficial Owner or its Agent Member or a Holder upon such Beneficial Owner’s or Holder’s tender of its Series 1 VRDP Shares in a Remarketing unless, in each case, such Series 1 VRDP Shares were acquired for the account of the Fund, the Tender and Paying Agent or the Remarketing Agent.

6. Notification of Allocations. Whenever the Fund intends to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on the Series 1 VRDP Shares, the Fund shall (except as provided below) notify the Remarketing Agent and Tender and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date. Whenever such notice is received from the Fund, the Tender and Paying Agent will notify each Holder and the Remarketing Agent will notify each potential Beneficial Owner or its Agent Member. With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period. The Fund may also include such ordinary income or capital gains in a dividend on shares of Series 1 VRDP without giving advance notice thereof if it increases the dividends by an additional amount calculated as if such income was a Taxable Allocation and the additional amount was a Gross-up Payment, provided the Fund will notify the Tender and Paying Agent of the additional amounts to be included in such dividend at least five Business Days prior to the applicable Dividend Payment Date.

7. Transfers.

(a) Unless otherwise permitted by the Fund, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of Series 1 VRDP Shares only in whole shares and only pursuant to a Remarketing in accordance with the remarketing procedures set forth in Part II of this Statement, provided, however, that (a) a sale, transfer or other disposition of Series 1 VRDP Shares from a Beneficial Owner who holds shares through an Agent Member to another Beneficial Owner who holds shares through the same Agent Member shall be permitted, and (b) in the case of all transfers other than pursuant to Remarketings, the Agent Member (or other Person, if permitted by the Fund) to whom such transfer is made shall advise the Remarketing Agent. The Fund has not registered the Series 1 VRDP Shares under the Securities Act. Accordingly, the Series 1 VRDP Shares are subject to restrictions on transferability and resale and may only be purchased by and sold to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision or any exemption from registration available and otherwise in accordance with the legend set forth on the face of the Series 1 VRDP Shares.

(b) The Investment Adviser, affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Fund, in the case of a purchase of Series 1 VRDP Shares which are to be cancelled within 10 days of purchase by the Fund), or Persons over which the Investment Adviser, or affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act), exercise discretionary investment or voting authority (other than the Fund, in the case of a purchase of Series 1 VRDP Shares which are to be cancelled within 10 days of purchase by the Fund), are not permitted to purchase, directly or indirectly, Series 1 VRDP Shares without the prior written consent of the Liquidity Provider, and any such purchases without such consent shall be void ab initio; provided, however, that the Fund shall give prompt notice to Beneficial Owners by Electronic Means upon any of the foregoing Persons, singly or in the aggregate, acquiring a beneficial interest in 20% or more of the Series 1 VRDP Shares; provided, further, that, without regard to the preceding requirements, purchases of Series 1 VRDP Shares may be made by broker-dealers that are affiliated persons of the Investment Adviser in riskless principal transactions with respect to such purchases of Series 1 VRDP Shares.

(c) If at any time the Fund is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to holders of Series 1 VRDP Shares and prospective purchasers of Series 1 VRDP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

8. Global Certificate.

Prior to the commencement of a Voting Period, (i) all of the shares of Series 1 VRDP outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of Series 1 VRDP shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

IN WITNESS WHEREOF, Nuveen Dividend Advantage Municipal Income Fund has caused these presents to be signed as of December 12, 2013 in its name and on its behalf by its Chief Administrative Officer and attested by its Vice President and Secretary. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officers of the Fund have executed this Statement as officers and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officers, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

NUVEEN DIVIDEND ADVANTAGE MUNICIPAL INCOME FUND

By:	/s/ Gifford R. Zimmerman
Name: Gifford R. Zimmerman
Title: Chief Administrative Officer

ATTEST:

/s/ Kevin J. McCarthy
Name: Kevin J. McCarthy
Title: Vice President and Secretary

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

(formerly, Nuveen Enhanced AMT-Free Municipal Credit Opportunities Fund)

AMENDED AND RESTATED NOTICE OF SPECIAL RATE PERIOD

(NVG Series 1 Variable Rate Demand Preferred Shares)

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

AMENDED AND RESTATED NOTICE OF SPECIAL RATE PERIOD

This Amended and Restated Notice of Special Rate Period (this “Notice”) amends and restates the Notice of Special Rate Period that was effective June 23, 2016 (the “Extension Notice”), that (i) extended the Initial Rate Period as a Special Rate Period to and including June 19, 2019 (subject to early transition or extension in accordance with the terms of the Extension Notice) and (ii) modified the original Notice of Special Rate Period, effective December 13, 2013 (the “Original Notice”), for the Series 1 VRDP Shares of Nuveen AMT-Free Municipal Credit Income Fund (the “Fund”), the Initial Rate Period having been established in the Original Notice, all in accordance with the Statement Establishing and Fixing the Rights and Preferences of Series 1 Variable Rate Demand Preferred Shares effective December 13, 2013 (the “Statement”). This Notice has been adopted by resolution of the Board of Trustees of the Fund.

ARTICLE 1

DEFINITIONS

1.1 Definitions. During the Initial Rate Period, unless the context or use indicates another or different meaning or intent, each of the following terms when used in this Notice shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense; capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the Statement:

“1940 Act Asset Coverage” means “asset coverage,” as defined for purposes of Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of stock for purposes of the 1940 Act, including all Outstanding Series 1 VRDP Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act or by rule, regulation or order of United States Securities and Exchange Commission as the minimum asset coverage for senior securities which are shares of stock of a closed-end investment company).

“Additional Amount Payment” means a payment to a Beneficial Owner of Series 1 VRDP Shares of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Additional Amount Payment relates, would cause such Beneficial Owner’s dividends in dollars (after regular federal income tax consequences in respect of both the Taxable Allocation and the Additional Amount Payment) from the aggregate of such Taxable Allocations and the related Additional Amount Payment to be equal to the dollar amount of the dividends that would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable (for regular federal income tax purposes) from the gross income of such Beneficial Owner. Such Additional Amount Payment shall be calculated (i) without consideration being given to the time value of money; (ii) only taking into account the regular federal income tax with respect to dividends received from the Fund (that is, without giving effect to any other federal tax based on income, such as (A) the alternative minimum tax or (B) the “Medicare tax,” which at the date hereof is imposed at the rate of 3.8% on the net investment income (which includes taxable dividends and net capital gains) of certain individuals, trusts and estates); and (iii) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of Series 1 VRDP Shares at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Additional Amount Payment is made.

“Agent Member” means a Person with an account at the Securities Depository that holds one or more Series 1 VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Tender and Paying Agent with respect to such Beneficial Owner.

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“Allocation Notification Period” shall have the meaning set forth in Section 2.9(a).

“Applicable Spread” means, with respect to any Dividend Reset Period for the Series 1 VRDP Shares, the percentage per annum set forth opposite the highest applicable credit rating most recently assigned to the Series 1 VRDP Shares by any Rating Agency in the table set forth directly below on the Rate Determination Date for such Dividend Reset Period; provided, however, that, if the Series 1 VDRP Shares are not assigned a credit rating by any Rating Agency on the Rate Determination Date for such Dividend Reset Period for the Series 1 VRDP Shares as a result of each Rating Agency ceasing to rate tax-exempt closed-end investment companies generally, “Applicable Spread” means, with respect to such Dividend Reset Period, (i) the percentage per annum in such table directly below the percentage per annum set forth opposite the highest applicable credit rating most recently assigned to the Series 1 VRDP Shares by any Rating Agency in such table prior to such Rate Determination Date, or (ii) 6.10% per annum if such percentage per annum set forth opposite such highest applicable credit rating is 2.90% per annum.

Long-Term Ratings*
Moody’s	Fitch	Applicable Percentage**
Aaa to Aa3	AAA to AA-	0.90%
A1	A+	1.30%
A2	A	1.50%
A3	A-	1.70%
Baa1	BBB+	2.60%
Baa2	BBB	2.75%
Baa3	BBB-	2.90%

*	And/or the equivalent ratings of another Rating Agency then rating the Series 1 VRDP Shares utilizing the highest of the ratings of the Rating Agencies then rating the Series 1 VRDP Shares.
**	Unless an Increased Rate Period is in effect or the Increased Rate otherwise applies to any portion of a Dividend Reset Period, in which case the Applicable Spread shall be 6.10% for such Increased Rate Period or such portion of a Dividend Reset Period, as the case may be.

“Asset Coverage” means “asset coverage,” as defined for purposes of Section 18(h) of the 1940 Act as in effect on the date hereof, with respect to all outstanding senior securities of the Fund which are shares of stock for purposes of the 1940 Act, including all Outstanding Series 1 VRDP Shares, determined on the basis of values calculated as of a time within 48 hours (only including Business Days) next preceding the time of such determination.

“Asset Coverage Cure Date” means, with respect to the failure by the Fund to maintain Asset Coverage of at least 225% as of the close of business on the last Business Day of any month (as required by Section 2.3(a)), the tenth Business Day of the following month.

“Below Investment Grade” means, with respect to the Series 1 VRDP Shares and as of any date, the following ratings with respect to each Rating Agency (to the extent it is a Rating Agency on such date):

(i) lower than BBB-, in the case of Fitch;

(ii) lower than Baa3, in the case of Moody’s; and

(iii) lower than an equivalent long-term credit rating to those set forth in clauses (i) and (ii), in the case of any other Rating Agency.

“Beneficial Owner” means a Person in whose name Series 1 VRDP Shares are recorded as beneficial owner of such Series 1 VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be.

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“By-Laws” means the By-Laws of the Fund as amended from time to time.

“Closed-End Funds” has the meaning set forth in Section 2.14(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares of beneficial interest, par value $.01 per share, of the Fund.

“Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

“Custodian Agreement” means, with respect to the Series 1 VRDP Shares, the Custodian Agreement by and between the Custodian and the Fund with respect to such Series.

“Default” means a Dividend Default or a Redemption Default.

“Dividend Default” has the meaning set forth in Section 2.1(g)(i).

“Dividend Payment Date” means the first Business Day of each calendar month, the first Business Day following the last calendar day of the Initial Rate Period and each other date designated for the payment of dividends in accordance with this Notice, including, as applicable, any Special Dividend Payment Date.

“Dividend Period” means, with respect to any Dividend Payment Date, (i) in the case of the first Dividend Payment Date, the period from and including the Date of Original Issue in connection with the initial issuance of Series 1 VRDP Shares and to and including December 31, 2013, and (ii) for each subsequent Dividend Payment Date, (a) for each regular monthly Dividend Payment Date following a regular monthly Dividend Payment Date, the period from and including the first calendar day of the month ending immediately preceding the month in which the current Dividend Payment Date falls to and including the last calendar day of such month, (b) for each regular monthly Dividend Payment Date following a Special Dividend Payment Date, the period from and including the Special Dividend Payment Date to and including the last calendar day of the month immediately preceding the month in which the current Dividend Payment Date falls, (c) for each Special Dividend Payment Date following a regular monthly Dividend Payment Date, the period from and including the first calendar day of the month in which such regular monthly Dividend Payment Date falls to but excluding the Special Dividend Payment Date, (d) for each Special Dividend Payment Date following another Special Dividend Payment Date, the period from and including the prior Special Dividend Payment to but excluding the current Special Dividend Payment Date. Notwithstanding the foregoing, the final Dividend Period in the Initial Rate Period shall end on and include the last calendar day of the Initial Rate Period.

“Dividend Rate” means, with respect to any Dividend Reset Period for the Series 1 VRDP Shares and subject to the adjustment described in Section 2.9, the Index Rate for such Dividend Reset Period plus the Applicable Spread for such Dividend Reset Period; provided, however, that, with respect to any Increased Rate Period (or any portion of a Dividend Reset Period to which the Increased Rate otherwise applies), the Dividend Rate shall mean the Increased Rate for such Increased Rate Period (or such portion of a Dividend Reset Period); provided that the Dividend Rate for any Dividend Reset Period (or portion thereof) shall in no event exceed the Maximum Rate.

“Dividend Reset Period” means, with respect to the Series 1 VRDP Shares, the Initial Dividend Reset Period and any Subsequent Dividend Reset Period.

“Effective Leverage Ratio” has the meaning as set forth in Section 2.3(d).

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“Effective Leverage Ratio Cure Date” has the meaning as set forth in Section 2.4(b)(ii)(A).

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between the relevant two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent and the Custodian, shall be sent by such means to each of its representatives set forth in the Tender and Paying Agent Agreement and the Custodian Agreement, respectively.

“Failed Transition Event” means that either (i) the Transition Notice required by Section 3.3(e) states that the Transition Remarketing Agent was unable to successfully remarket all of the Series 1 VRDP Shares to be purchased on the New Rate Period Commencement Date or (ii) the remarketing proceeds for any tendered Series 1 VRDP Shares are not received for any reason (x) by the Tender and Paying Agent by 4:30 p.m., New York City time or (y) if payment is made directly to the Beneficial Owners, by the Beneficial Owners by 5:00 p.m., New York City time, subject to the proviso in Section 3.3(e), in each case, on the New Rate Period Commencement Date, or (iii) the Fund has otherwise been unsuccessful in extending the Initial Rate Period or establishing a new Subsequent Rate Period to succeed the Initial Rate Period on the New Rate Period Commencement Date (in each of which cases the related Series 1 VRDP Shares will be treated as not having been successfully remarketed).

“Failed Transition Redemption Date” means not later than the third Business Day following the applicable Rate Period Termination Date, only if a Failed Transition Event shall have occurred and be continuing as of such date.

“Failed Transition Redemption Price” has the meaning set forth in Section 2.4(a).

“Holder” means, with respect to the Series 1 VRDP Shares, a Person in whose name one or more of such shares are registered in the registration books of the Fund maintained by the Tender and Paying Agent or otherwise.

“Increased Rate” means, with respect to any Increased Rate Period for the Series 1 VRDP Shares or any portion of a Dividend Reset Period to which the Increased Rate otherwise applies, the Index Rate for such Increased Rate Period or portion thereof plus an Applicable Spread of 6.10%.

“Increased Rate Period” has the meaning set forth in Section 2.1(g)(i).

“Index Rate” means, with respect to any Dividend Reset Period or portion thereof for the Series 1 VRDP Shares, (i) the SIFMA Municipal Swap Index made available by approximately 4:00 p.m., New York City time, on the Rate Determination Date for such Dividend Reset Period or (ii) if such index is not so made available on such date, the SIFMA Municipal Swap Index as determined on the previous Rate Determination Date.

“Initial Dividend Reset Period” means, with respect to the Series 1 VRDP Shares, the period commencing on and including the Date of Original Issue in connection with the initial issuance of Series 1 VRDP Shares and ending on, and including, the next succeeding calendar day that is a Wednesday (or, if such Wednesday is not a Business Day, the next succeeding Business Day).

“Initial Rate Period” means the Special Rate Period commencing December 13, 2013 and ending on June 19, 2019 (subject to early transition in accordance with Section 3.4 or to further extension in accordance with Section 3.1(a)(i) below).

“Mandatory Redemption Price” has the meaning set forth in Section 2.4(b)(i)(A).

“Mandatory Tender” means the mandatory tender of all Series 1 VRDP Shares by the Beneficial Owners thereof for Transition Remarketing on the Purchase Date.

“Maximum Rate” means 15% per annum (exclusive of any Additional Amount Payments).

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“New Rate Period Commencement Date” has the meaning set forth in Section 3.1(a)(ii).

“Notice of Redemption” has the meaning set forth in Section 2.4(d)(i).

“Notice of Subsequent Rate Period” means a notice in respect of the designation of a Subsequent Rate Period provided by the Fund pursuant to Section 3.1.

“Notice of Taxable Allocation” has the meaning set forth in Section 2.9(a).

“Optional Early Transition” has the meaning set forth in Section 3.4(a).

“Optional Early Transition Date” has the meaning set forth in Section 3.4(a).

“Optional Redemption Date” has the meaning set forth in Section 2.4(c)(i).

“Optional Redemption Price” has the meaning set forth in Section 2.4(c)(i).

“Outstanding” means, as of any date with respect to Series 1 VRDP Shares, the number of Series 1 VRDP Shares theretofore issued by the Fund except (without duplication):

(a) any Series 1 VRDP Shares theretofore exchanged, cancelled or redeemed or delivered to the Tender and Paying Agent for cancellation or redemption in accordance with the terms hereof;

(b) any Series 1 VRDP Shares as to which the Fund shall have given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such shares in accordance with Section 2.4 hereof;

(c) any Series 1 VRDP Shares as to which the Fund shall be the Holder or the Beneficial Owner; and

(d) any Series 1 VRDP Shares represented by any certificate in lieu of which any new certificate has been executed and delivered by the Fund.

“Preferred Shares” means the authorized preferred shares of beneficial interest, par value $.01 per share, of the Fund, including the Series 1 VRDP Shares, shares of any other series of such preferred shares now or hereafter issued by the Fund, and any other shares of beneficial interest hereafter authorized and issued by the Fund of a class having priority over any other class as to distribution of assets or payments of dividends.

“Purchase Agreement” means, with respect to the Series 1 VRDP Shares issued pursuant to the Statement and the Original Notice, the Initial Series 1 Variable Rate Demand Preferred Shares (VRDP) Purchase Agreement dated as of December 13, 2013 between the Fund and Citibank, N.A., as such agreement has been or may be amended, restated or modified from time to time.

“Purchase Price” means an amount equal to the Liquidation Preference of each Series 1 VRDP Share to be purchased on the New Rate Period Commencement Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the New Rate Period Commencement Date.

“Purchaser” means Citibank, N.A. as the initial purchaser of the Series 1 VRDP Shares pursuant to the Purchase Agreement.

“Rate Determination Date” means, with respect to the Initial Dividend Reset Period for the Series 1 VRDP Shares, the Wednesday immediately preceding the Date of Original Issue in connection with the initial issuance of Series 1 VRDP Shares and, with respect to any Subsequent Dividend Reset Period, the last day of the immediately preceding Dividend Reset Period or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

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“Rate Period Extension/Change Notice” has the meaning set forth in Section 3.2(a).

“Rate Period Termination Date” means the earlier of (i) the Optional Early Transition Date, in the case of a successful transition to a Subsequent Rate Period pursuant to Section 3.4 and (ii) June 19, 2019 or the date to which such date is extended upon extension of the Initial Rate Period in accordance with Article 3.

“Rating Agencies” means, as of any date during the Initial Rate Period, (i) each of Moody’s and Fitch and (ii) any other NRSRO designated as a Rating Agency on such date in accordance with Section 2.6, in each case above, to the extent it maintains a rating on the Series 1 VRDP Shares on such date and the Board of Trustees has not terminated its designation as a Rating Agency in accordance with Section 2.6. Moody’s and Fitch have initially been designated as the Rating Agencies for purposes of the Series 1 VRDP Shares. In the event that at any time any Rating Agency (i) ceases to be a Rating Agency for purposes of the Series 1 VRDP Shares and such Rating Agency has been replaced by another Rating Agency in accordance with Section 2.6, any references to any credit rating of such replaced Rating Agency in this Notice shall be deleted for purposes hereof as provided below and shall be deemed instead to be references to the equivalent credit rating of the other Rating Agency that has replaced such Rating Agency using the most recent published credit ratings for the Series 1 VRDP Shares of such replacement Rating Agency or (ii) designates a new rating definition for any credit rating of such Rating Agency with a corresponding replacement rating definition for such credit rating of such Rating Agency, any references to such replaced rating definition of such Rating Agency contained in this Notice shall instead be deemed to be references to such corresponding replacement rating definition. In the event that at any time the designation of any Rating Agency as a Rating Agency for purposes of the Series 1 VRDP Shares is terminated in accordance with Section 2.6, any rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions of this Notice for the Series 1 VRDP Shares, shall be disregarded, and only the ratings of the then-designated Rating Agencies for the Series 1 VRDP Shares shall be taken into account for purposes of this Notice, provided that, for purposes of determining the Dividend Rate applicable to a Dividend Reset Period, any designation of a Rating Agency after the Rate Determination Date for such Dividend Reset Period will take effect on or as of the next succeeding Rate Determination Date.

“Rating Agency Guidelines” means the guidelines of any Rating Agency, as they may be amended or modified from time to time, compliance with which is required to cause such Rating Agency to continue to issue a rating with respect to the Series 1 VRDP Shares for so long as such Series is Outstanding during the Initial Rate Period.

“Ratings Event” has the meaning set forth in Section 2.1(g)(i).

“Redemption Date” has the meaning set forth in Section 2.4(d)(i).

“Redemption Default” has the meaning set forth in Section 2.1(g)(i).

“Redemption Price” means the Failed Transition Redemption Price, the Mandatory Redemption Price or the Optional Redemption Price, as applicable.

“Required Beneficial Owners” means the Beneficial Owners of 100% of the Outstanding Series 1 VRDP Shares.

“Retention Transition” has the meaning set forth in Section 3.3(c).

“Securities Depository” means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Fund that agrees to follow the procedures required to be followed by such securities depository as set forth in this Notice with respect to the Series 1 VRDP Shares.

“SIFMA Municipal Swap Index” means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Bloomberg or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association; provided, however, that if such index is no longer produced by Bloomberg or its

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successor, then SIFMA Municipal Swap Index shall mean (i) the S&P Municipal Bond 7 Day High Grade Rate Index produced by Standard & Poor’s Financial Services LLC or its successors or (ii) if the S&P Municipal Bond 7 Day High Grade Rate Index is no longer produced, such other reasonably comparable index selected in good faith by the Board of Trustees of the Fund.

“Special Dividend Payment Date” has the meaning set forth in Section 2.1(i).

“Subsequent Dividend Reset Period” means, with respect to the Series 1 VRDP Shares, the period from, and including, the first day following the Initial Dividend Reset Period to, and including, the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day) and each subsequent period from, and including, the first day following the end of the previous Subsequent Dividend Reset Period to, and including, the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day).

“Tax Event” has the meaning set forth in Section 2.1(g)(i).

“Taxable Allocation” means, with respect to the Series 1 VRDP Shares, the allocation of any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid in respect of such Series.

“Tender and Paying Agent” means The Bank of New York Mellon and its successors or any other tender and paying agent appointed by the Fund with respect to the Series 1 VRDP Shares.

“Tender and Paying Agent Agreement” means, with respect to the Series 1 VRDP Shares, the Tender and Paying Agent Agreement dated as of December 13, 2013, by and between the Fund and the Tender and Paying Agent, and as the same may be amended, restated or modified from time to time, or any similar agreement between the Fund and any other tender and paying agent appointed by the Fund.

“Transition Notice” has the meaning set forth in Section 3.3(e).

“Transition Remarketing” means the remarketing of the Series 1 VRDP Shares by the Transition Remarketing Agent on behalf of the Beneficial Owners thereof pursuant to the Mandatory Tender in connection with the transition from the Initial Rate Period to a Subsequent Rate Period.

“Transition Remarketing Agent” means the entity or entities appointed as such by the Fund to conduct the Transition Remarketing.

“Voting Period” has the meaning set forth in Section 2.5(b)(i).

1.2 Interpretation. (a) The headings preceding the text of Sections included in this Notice are for convenience only and shall not be deemed part of this Notice or be given any effect in interpreting this Notice. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Notice. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Notice), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. References to Sections shall refer to those portions of this Notice, unless otherwise provided. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Notice as a whole and not to any particular Article, Section or clause of this Notice.

(b) The terms and conditions set forth in this Notice shall, from and including June 1, 2018 during the Initial Rate Period, supersede the terms of the Statement, the Extension Notice and the Original Notice to the extent inconsistent therewith. For the avoidance of doubt, without limiting the applicability of other sections, (i) Sections

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1, 2(a), 7(a), (b) and (c), 9(b)(i)(A), (d) and (e), 10(a), (b) and (c) and 12 (other than 12(d)) of Part I of the Statement and Section 8 of Part II of the Statement shall apply during the Initial Rate Period, and (ii) Sections 2 (other than 2(a)), 3, 5, 6, 8, 9 (other than (9(b)(i)(A)), (d) and (e), 10 (other than 10(a), (b) and (c)), 11 and 12(d) of Part I of the Statement and Sections 1 through 7 of Part II of the Statement shall not apply during the Initial Rate Period.

(c) This Notice shall be effective as of June 1, 2018.

1.3 Liability of Officers, Trustees and Shareholders. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the officer of the Fund executing this Notice has executed this Notice as an officer and not individually, and the obligations of the Fund set forth in this Notice are not binding upon any such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding upon the assets and property of the Fund.

ARTICLE 2

TERMS APPLICABLE TO THE SERIES 1

VARIABLE RATE DEMAND PREFERRED SHARES FOR

THE INITIAL RATE PERIOD

The Series 1 VRDP Shares shall have the following terms for the Initial Rate Period:

2.1 Dividends and Distributions.

(a) The Holders of Series 1 VRDP Shares shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of funds legally available therefor and in preference to dividends and other distributions on Common Shares, cumulative cash dividends and other distributions on each share of such Series at the Dividend Rate for such Series, calculated as set forth herein, and no more. Dividends and other distributions on each Series 1 VRDP Share shall accumulate from the Date of Original Issue with respect to such share. The amount of dividends per share payable on Series 1 VRDP Shares on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Dividend Reset Period (or portion thereof) in the related Dividend Period. The amount of dividends per share accumulated for each such Dividend Reset Period (or portion thereof) shall be computed by (i) multiplying the Dividend Rate in effect for Series 1 VRDP Shares for such Dividend Reset Period (or portion thereof) by a fraction, the numerator of which shall be the actual number of days in such Dividend Reset Period (or portion thereof) and the denominator of which shall be the actual number of days in the year in which such Dividend Reset Period (or such portion thereof) occurs (365 or 366) and (ii) multiplying the product determined pursuant to clause (i) by the Liquidation Preference for a Series 1 VRDP Share. The Dividend Rate for the Series 1 VRDP Shares shall be adjusted to the Increased Rate for each Increased Rate Period (or portion of a Dividend Reset Period) as provided in Section 2.1(g) below.

(b) Dividends on Series 1 VRDP Shares with respect to any Dividend Period shall be declared to the Holders of such shares as their names shall appear on the registration books of the Fund at the close of business on each day in such Dividend Period and shall be paid as provided in Section 2.1(f) hereof. In connection with any transfer of Series 1 VRDP Shares, the transferor shall, subject to any agreement between the transferor and transferee, transfer to the transferee the transferor’s right to receive from the Fund any unpaid dividends so declared for each day prior to the transferee becoming the Holder or Beneficial Owner, as applicable, of the Series 1 VRDP Shares in consideration of a portion of the purchase price for such Series 1 VRDP Shares paid by the transferee.

(c) (i) No full dividends or other distributions shall be declared or paid on Series 1 VRDP Shares for any Dividend Period or portion thereof unless full cumulative dividends and other distributions due through the most recent dividend payment dates therefor for all outstanding Preferred Shares (including shares of other Series of VRDP Shares) ranking on a parity with the Series 1 VRDP Shares have been or contemporaneously are declared and paid through the most recent dividend payment dates therefor. If full cumulative dividends and other distributions due have not been declared and paid on all such outstanding Preferred Shares of any series, any dividends and other distributions being declared and paid on Series 1 VRDP Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and other distributions accumulated but unpaid on the shares of each such series of Preferred Shares on the relevant dividend payment date for such series. Subject to Section 2.9, no Holders of Series 1 VRDP Shares shall be entitled to any dividends and other distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and other distributions as provided in this Section 2.1 on such Series 1 VRDP Shares.

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(ii) For so long as any Series 1 VRDP Shares are Outstanding during the Initial Rate Period, without limiting Section 2.2, the Fund shall not: (x) declare or pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of the Common Shares, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares, or (z) pay any proceeds of the liquidation of the Fund in respect of the Common Shares, unless, in each case, (A) immediately thereafter, the Fund shall have 1940 Act Asset Coverage after deducting the amount of such dividend or distribution or redemption or purchase price or liquidation proceeds, (B) all cumulative dividends and other distributions on all Series 1 VRDP Shares and all other series of Preferred Shares ranking on a parity with the Series 1 VRDP Shares due on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares) for the payment thereof shall have been deposited irrevocably with the paying agent for such Preferred Shares) and (C) the Fund shall have deposited Deposit Securities pursuant to and in accordance with the requirements of Section 2.4(d)(ii) hereof with respect to Outstanding Series 1 VRDP Shares to be redeemed pursuant to Section 2.4(a) or Section 2.4(b) hereof for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms hereof on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

(iii) Any dividend payment or other distributions made on Series 1 VRDP Shares shall first be credited against the dividends and other distributions accumulated with respect to the earliest Dividend Period for such Series for which dividends and other distributions have not been paid.

(d) Not later than 5:00 p.m., New York City time, on the Business Day immediately preceding each Dividend Payment Date for Series 1 VRDP Shares, the Fund shall deposit with the Tender and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions, if any, that are payable on such Dividend Payment Date in respect of the Series 1 VRDP Shares.

(e) All Deposit Securities deposited with the Tender and Paying Agent for the payment of dividends and other distributions, if any, payable on Series 1 VRDP Shares shall be held in trust for the payment of such dividends and other distributions by the Tender and Paying Agent for the benefit of the Holders of the Series 1 VRDP Shares entitled to the payment of such dividends and other distributions pursuant to Section 2.1(f). Any moneys paid to the Tender and Paying Agent in accordance with the foregoing but not applied by the Tender and Paying Agent to the payment of dividends and other distributions, will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such moneys were to have been so applied, upon request of the Fund.

(f) Dividends and any distributions made pursuant to Section 2.9(a) on the Series 1 VRDP Shares shall be paid on each Dividend Payment Date to the Holders of the Series 1 VRDP Shares as their names appear on the registration books of the Fund at the close of business on the day immediately preceding such Dividend Payment Date (or, if such day is not a Business Day, the next preceding Business Day). Dividends and any distributions made pursuant to Section 2.9(a) in arrears on Series 1 VRDP Shares for any past Dividend Period may be declared (to the extent not previously declared) and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of such shares as their names appear on the registration books of the Fund on such date, not exceeding fifteen (15) calendar days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments of other distributions on Series 1 VRDP Shares which may be in arrears.

(g) (i) The Dividend Rate on the Series 1 VRDP Shares shall be adjusted to the Increased Rate for each Increased Rate Period. Subject to the cure provisions of Section 2.1(g)(iii), a Dividend Reset Period with respect to the Series 1 VRDP Shares shall be deemed to be an “Increased Rate Period” if on the first day of such Dividend Reset Period, (A) the Fund has failed to deposit with the Tender and Paying Agent by 12:00 noon, New York City time, on a Dividend Payment Date for such shares, Deposit Securities (as a result of complying with Section 2.1(d) or otherwise) that will provide funds available to the Tender and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on the Series 1 VRDP Shares payable on such Dividend Payment Date (a “Dividend Default”) and such Dividend Default has not ended as contemplated by Section 2.1(g)(ii) on or prior to such first day; (B) the Fund has failed to deposit with the Tender and Paying Agent by 12:00 noon, New York City time, on an applicable Redemption Date for the Series 1 VRDP Shares (or any

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thereof), Deposit Securities that will provide funds available to the Tender and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such shares on such Redemption Date (a “Redemption Default”) and such Redemption Default has not ended as contemplated by Section 2.1(g)(ii) on or prior to such first day; (C) (i) any Rating Agency has withdrawn the credit rating required to be maintained with respect to the Series 1 VRDP Shares pursuant to Section 2.6 other than due to the Rating Agency ceasing to rate tax-exempt closed-end management investment companies generally and such withdrawal is continuing or (ii) the Board of Trustees has terminated the designation of a Rating Agency without complying with the requirements of Section 2.6 and the Series 1 VRDP Shares are not then rated by at least two Rating Agencies; (D) a Ratings Event (as defined below) has occurred and is continuing with respect to such Series; or (E) (i) a court or other applicable governmental authority has made a final determination that for federal tax purposes the Series 1 VRDP Shares do not qualify as equity in the Fund and (ii) such determination results from an act or failure to act on the part of the Fund (a “Tax Event”). A “Ratings Event” shall be deemed to exist with respect to the Series 1 VRDP Shares at any time the Series 1 VRDP Shares have a long-term credit rating from at least one-half of the Rating Agencies designated at such time that is Below Investment Grade. For the avoidance of doubt, no determination by any court or other applicable governmental authority that requires the Fund to make an Additional Amount Payment in respect of a Taxable Allocation shall be deemed to be a Tax Event hereunder.

(ii) Subject to the cure provisions of Section 2.1(g)(iii), a Dividend Default or a Redemption Default on the Series 1 VRDP Shares shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends and other distributions on such shares and any unpaid Redemption Price on such shares shall have been deposited irrevocably in trust in same-day funds with the Tender and Paying Agent.

(iii) No Increased Rate Period for the Series 1 VRDP Shares with respect to any Dividend Default or Redemption Default on such shares shall be deemed to have commenced if the amount of any dividend or any Redemption Price due in respect of the Series 1 VRDP Shares is deposited irrevocably in trust, in same-day funds, with the Tender and Paying Agent by 12:00 noon, New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date for the Series 1 VRDP Shares with respect to which such Default occurred, together with an amount equal to the Increased Rate on such shares applied to the aggregate Liquidation Preference of and for the period of such non-payment on such shares, determined as provided in Section 2.1(a).

(h) Notwithstanding the foregoing, the Fund in its discretion may establish Dividend Payment Dates (each, a “Special Dividend Payment Date”) more frequent than monthly Dividend Payment Dates in respect of the Initial Rate Period; provided, that any such Special Dividend Payment Date shall be a Business Day.

2.2 Liquidation Rights.

(a) In the event of any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of Series 1 VRDP Shares shall be entitled to receive out of the assets of the Fund available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Shares, a liquidation distribution equal to the Liquidation Preference for such shares, plus an amount equal to all unpaid dividends and other distributions on such shares accumulated to (but excluding) the date fixed for such distribution or payment on such shares (whether or not earned or declared by the Fund, but without interest thereon), and such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

(b) If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the Holders of all Outstanding Series 1 VRDP Shares and any other outstanding Preferred Shares ranking on a parity with the Series 1 VRDP Shares shall be insufficient to permit the payment in full to such Holders of the Liquidation Preference of such Series 1 VRDP Shares plus accumulated and unpaid dividends and other distributions on such shares as provided in Section 2.2(a) above and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the Holders of such Series 1 VRDP Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, unless and until the Liquidation Preference on each Outstanding Series 1 VRDP Share plus

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accumulated and unpaid dividends and other distributions on such shares as provided in Section 2.2(a) above have been paid in full to the Holders of such shares, no dividends, distributions or other payments will be made on, and no redemption, purchase or other acquisition by the Fund will be made by the Fund in respect of, the Common Shares.

(c) Neither the sale of all or substantially all of the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of any other business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 2.2.

2.3 Coverage & Leverage Tests.

(a) Asset Coverage Requirement. For so long as any Series 1 VRDP Shares are Outstanding during the Initial Rate Period the Fund shall have Asset Coverage of at least 225% as of the close of business on the last Business Day of each month. If the Fund shall fail to maintain such Asset Coverage as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.4(b)(i) shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.3(a).

(b) Calculation of Asset Coverage. For purposes of determining whether the requirements of Section 2.3(a) are satisfied, (i) no Series 1 VRDP Shares or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by Section 2.3(a) if, prior to or concurrently with such determination, sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such shares or other Preferred Shares) to pay the full redemption price for such shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been deposited in trust with the paying agent for the Series 1 VRDP Shares or other Preferred Shares and the requisite notice of redemption for such shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been given, and (ii) the Deposit Securities or other sufficient funds that shall have been so deposited with the applicable paying agent shall not be included as assets of the Fund for purposes of such computation.

(c) Effective Leverage Ratio Requirement. For so long as Series 1 VRDP Shares are Outstanding during the Initial Rate Period, the Effective Leverage Ratio shall not exceed 45% (or 46% solely by reason of fluctuations in the market value of the Fund’s portfolio securities) as of the close of business on any Business Day. If the Effective Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of the close of business on any Business Day, the provisions of Section 2.4(b)(ii) shall be applicable, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.3(c).

(d) Calculation of Effective Leverage Ratio. For purposes of determining whether the requirements of Section 2.3(c) are satisfied, the “Effective Leverage Ratio” on any date shall mean the quotient of:

(i) The sum of (A) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the 1940 Act) that are stock for purposes of the 1940 Act, excluding, without duplication, (1) any such senior securities for which the Fund has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient funds on hand for the purpose of such redemption and (2) any such senior securities that are to be redeemed with net proceeds from the sale of the Series 1 VRDP Shares, for which the Fund has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient funds on hand for the purpose of such redemption; (B) the aggregate principal amount of the Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act); and (C) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund; divided by

(ii) The sum of (A) the Market Value of the Fund’s total assets (including amounts attributable to senior securities but excluding any assets consisting of Deposit Securities or funds referred to in clauses (A)(1) and (A)(2) of Section 2.3(d)(i) above), less the amount of the Fund’s accrued liabilities (other than

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liabilities for the aggregate principal amount of senior securities representing indebtedness), and (B) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund.

2.4 Redemption. The Series 1 VRDP Shares shall be subject to redemption by the Fund as provided below:

(a) Failed Transition Redemption. The Fund shall redeem all Outstanding Series 1 VRDP Shares on the Failed Transition Redemption Date, if a Failed Transition Event has occurred and is then continuing, at a price per share equal to the Liquidation Preference per Series 1 VRDP Shares plus an amount equal to all unpaid dividends and other distributions on such Series 1 VRDP Share accumulated from and including the Date of Original Issue of such Series 1 VRDP Shares to (but excluding) the Failed Transition Redemption Date (whether or not earned or declared by the Fund, but without interest thereon, and subject to Section 2.4(d)(vii)) (the “Failed Transition Redemption Price”).

(b) Asset Coverage and Effective Leverage Ratio Mandatory Redemption.

(i) Asset Coverage Mandatory Redemption. (A) If the Fund fails to comply with the Asset Coverage requirement as provided in Section 2.3(a) as of any time as of which such compliance is required to be determined in accordance with Section 2.3(a) and such failure is not cured as of the Asset Coverage Cure Date other than as a result of the redemption required by this Section 2.4(b)(i), the Fund shall, to the extent permitted by the 1940 Act and Massachusetts law, by the close of business on the Business Day next following such Asset Coverage Cure Date, cause a notice of redemption to be issued, and cause to be deposited Deposit Securities or other sufficient funds in trust with the Tender and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, which at the Fund’s sole option (to the extent permitted by the 1940 Act and Massachusetts law) may include any number or proportion of Series 1 VRDP Shares, to enable it to meet the requirements of Section 2.4(b)(i)(B). In the event that any Series 1 VRDP Shares then Outstanding are to be redeemed pursuant to this Section 2.4(b)(i), the Fund shall redeem such shares at a price per share equal to the Liquidation Preference per Series 1 VRDP Share plus an amount equal to all unpaid dividends and other distributions on such Series 1 VRDP Share accumulated from and including the Date of Original Issue to (but excluding) the date fixed for such redemption by the Board of Trustees (whether or not earned or declared by the Fund, but without interest thereon, and subject to Section 2.4(d)(vii)) (the “Mandatory Redemption Price”).

(B) On the Redemption Date for a redemption contemplated by Section 2.4(b)(i)(A), the Fund shall redeem at the Mandatory Redemption Price per Series 1 VRDP Share or specified redemption price for any other Preferred Shares, as applicable, out of funds legally available therefor, such number of Preferred Shares (which may include at the sole option of the Fund any number or proportion of Series 1 VRDP Shares) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Fund having Asset Coverage on such Asset Coverage Cure Date of at least 225% (provided, however, that if there is no such minimum number of Series 1 VRDP Shares and other Preferred Shares the redemption or retirement of which would have such result, all Series 1 VRDP Shares and other Preferred Shares then outstanding shall be redeemed) and (y) the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.4(b)(i), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.4(b) a sufficient number of Series 1 VRDP Shares that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, in the Fund having Asset Coverage on such Asset Coverage Cure Date of up to and including 250%. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be later than thirty (30) calendar days after such Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of Series 1 VRDP Shares and other Preferred Shares which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to thirty (30) calendar days after such Asset Coverage Cure Date, the Fund shall redeem those Series 1 VRDP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding Series 1 VRDP Shares are to be redeemed pursuant to this Section 2.4(b)(i), the number of Series 1 VRDP Shares to be

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redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding Series 1 VRDP Shares, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable, in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.4(b)(i)(B) shall be subject to any applicable procedures established by the Securities Depository.

(ii) Effective Leverage Ratio Mandatory Redemption. (A) If the Fund fails to comply with the Effective Leverage Ratio requirement as provided in Section 2.3(c) or as determined in accordance with Section 6.13 of the Purchase Agreement (if then in effect) as of any time as of which such compliance is required to be determined in accordance with Section 2.3(c) and, in any such case, such failure is not cured as of the close of business on the date that is seven Business Days following the Business Day on which such non-compliance is first determined (the “Effective Leverage Ratio Cure Date”) other than as a result of the redemption or other transactions required by this Section 2.4(b)(ii), the Fund shall not later than the close of business on the Business Day next following the Effective Leverage Ratio Cure Date cause the Effective Leverage Ratio (determined in accordance with the requirements applicable to the determination of the Effective Leverage Ratio under this Notice and under the Purchase Agreement) to not exceed the Effective Leverage Ratio required under Section 2.3(c) (without giving effect to the parenthetical provision in the first sentence of Section 2.3(c)) as so determined, by (x) engaging in transactions involving or relating to the floating rate securities not owned by the Fund and/or the inverse floating rate securities owned by the Fund, including the purchase, sale or retirement thereof, (y) to the extent permitted by the 1940 Act and Massachusetts law, causing a notice of redemption to be issued, and causing to be deposited Deposit Securities or other sufficient funds in trust with the Tender and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption at the redemption price specified in the terms of such Preferred Shares of a sufficient number of Preferred Shares, which at the Fund’s sole option (to the extent permitted by the 1940 Act and Massachusetts law) may include any number or proportion of Series 1 VRDP Shares, or (z) engaging in any combination of the actions contemplated by clauses (x) and (y) of this Section 2.4(b)(ii)(A). In the event that any Series 1 VRDP Shares are to be redeemed pursuant to clause (y) of this Section 2.4(b)(ii)(A), the Fund shall redeem such Series 1 VRDP Shares at a price per Series 1 VRDP Share equal to the Mandatory Redemption Price.

(B) On the Redemption Date for a redemption contemplated by clause (y) of Section 2.4(b)(ii)(A), the Fund shall not redeem more than the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. If the Fund is unable to redeem the required number of Series 1 VRDP Shares and other Preferred Shares which have been designated to be redeemed in accordance with clause (y) of Section 2.4(b)(ii)(A) due to the unavailability of legally available funds, the Fund shall redeem those Series 1 VRDP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding Series 1 VRDP Shares are to be redeemed pursuant to clause (y) of Section 2.4(b)(ii)(A), the number of Series 1 VRDP Shares to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding Series 1 VRDP Shares, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable, in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.4(b)(ii)(B) shall be subject to any applicable procedures established by the Securities Depository.

(c) Optional Redemption.

(i) Subject to the provisions of Section 2.4(c)(ii), the Fund may at its option on any Business Day (an “Optional Redemption Date”) redeem in whole or from time to time in part the Outstanding Series 1 VRDP Shares, at a redemption price per Series 1 VRDP Share (the “Optional Redemption Price”) equal to (x) the Liquidation Preference per Series 1 VRDP Share plus (y) an amount equal to all unpaid dividends and other distributions on such Series 1 VRDP Share accumulated from and including the Date of Original Issue to (but excluding) the Optional Redemption Date (whether or not earned or declared by the Fund, but without interest thereon and subject to Section 2.4(d)(vii)).

(ii) If fewer than all of the outstanding Series 1 VRDP Shares are to be redeemed pursuant to Section 2.4(c)(i), the shares of such Series to be redeemed from the respective Holders shall be selected either (A) pro rata among the Holders of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable; provided that, in each case, such method of redemption as set forth in clause

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(A), (B) or (C) of this Section 2.4(c)(ii) shall be subject to any applicable procedures established by the Securities Depository. Subject to the provisions of the Statement and this Notice and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which Series 1 VRDP Shares will be redeemed pursuant to this Section 2.4(c) from time to time.

(iii) The Fund may not on any date deliver a Notice of Redemption pursuant to Section 2.4(d) in respect of a redemption contemplated to be effected pursuant to this Section 2.4(c) unless on such date the Fund has available Deposit Securities for the Optional Redemption Date contemplated by such Notice of Redemption having a Market Value not less than the amount (including any applicable premium) due to Holders of Series 1 VRDP Shares by reason of the redemption of such Series 1 VRDP Shares on such Optional Redemption Date.

(iv) Series 1 VRDP Shares redeemed in accordance with Section 2.4(b)(i)(B) at the Fund’s sole option shall be considered mandatorily redeemed in accordance therewith and not subject to this Section 2.4(c).

(d) Procedures for Redemption.

(i) If the Fund shall determine or be required to redeem, in whole or in part, Series 1 VRDP Shares pursuant to Section 2.4(a), (b) or (c), the Fund shall deliver a notice of redemption (the “Notice of Redemption”), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Tender and Paying Agent, on behalf of the Fund, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not more than forty-five (45) calendar days and not less than ten (10) calendar days (or such shorter or longer notice period as may be consented to by the Required Beneficial Owners, which consent shall not be deemed to be a vote required by Section 2.5) prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) that it applies to the Series 1 VRDP Shares and the number of Series 1 VRDP Shares to be redeemed; (C) the CUSIP number for the Series 1 VRDP Shares; (D) the applicable Redemption Price on a per share basis or, if not then ascertainable, the manner of calculation thereof; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that dividends on the Series 1 VRDP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of this Notice under which such redemption is made. If fewer than all Series 1 VRDP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of Series 1 VRDP Shares to be redeemed from such Holder and/or the method of determining such number. The Fund may provide in the Notice of Redemption relating to the Failed Transition Redemption Date that such redemption is subject to the condition of the Failed Transition Event being continuing on the Failed Transition Redemption Date. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to this Notice that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii) If the Fund shall give a Notice of Redemption, then at any time from and after the giving of a Notice of Redemption and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Fund), the Fund shall (A) deposit with the Tender and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the Series 1 VRDP Shares to be redeemed on the Redemption Date and (B) give the Tender and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the Series 1 VRDP Shares called for redemption and redeemed on the Redemption Date.

(iii) Upon the date of the deposit of such Deposit Securities, all rights of the Holders of the Series 1 VRDP Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such Series 1 VRDP Shares shall no longer be deemed

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Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof, including Section 2.4(d)(vii), up to (but excluding) the applicable date of redemption of the Series 1 VRDP Shares, which accumulated dividends, unless previously declared and paid as contemplated by the last sentence of Section 2.4(d)(vi) below, shall be payable as part of the applicable Redemption Price on the date of redemption of the Series 1 VRDP Shares). The Fund shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the Series 1 VRDP Shares called for redemption and redeemed on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of three hundred and sixty five (365) calendar days from the date of redemption of the Series 1 VRDP Shares shall, to the extent permitted by law, be repaid to the Fund, after which the Holders of the Series 1 VRDP Shares so called for redemption shall look only to the Fund for payment of the Redemption Price thereof.

(iv) On or after the Redemption Date, each Holder of Series 1 VRDP Shares in certificated form (if any) that are subject to redemption shall surrender the certificate(s) evidencing such Series 1 VRDP Shares to the Fund at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such Series 1 VRDP Shares, without interest, and, in the case of a redemption of fewer than all the Series 1 VRDP Shares represented by such certificate(s), a new certificate representing the Series 1 VRDP Shares that were not redeemed.

(v) Notwithstanding the other provisions of this Section 2.4, except as otherwise required by law, the Fund shall not redeem any Series 1 VRDP Shares or other series of Preferred Shares ranking on a parity with the Series 1 VRDP Shares with respect to dividends and other distributions unless all accumulated and unpaid dividends and other distributions on all Outstanding Series 1 VRDP Shares and such other series of Preferred Shares for all applicable past dividend periods (whether or not earned or declared by the Fund) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such Series 1 VRDP Shares or other Preferred Shares) for the payment of such dividends and other distributions shall have been or are contemporaneously deposited with the Tender and Paying Agent or other applicable paying agent for such Series 1 VRDP Shares or other Preferred Shares in accordance with the terms of such Series 1 VRDP Shares or other Preferred Shares, provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding Series 1 VRDP Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding Series 1 VRDP Shares and any such other series of Preferred Shares for which all accumulated and unpaid dividends and other distributions have not been paid.

(vi) To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration, this Notice and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. In the case of any redemption pursuant to Section 2.4(c), no Redemption Default shall be deemed to have occurred if the Fund shall fail to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any Series 1 VRDP Shares, dividends shall be declared and paid on each Dividend Payment Date for the Series 1 VRDP Shares in accordance with their terms regardless of whether Deposit Securities for the payment of the Redemption Price of such Series 1 VRDP Shares shall have been deposited in trust with the Tender and Paying Agent for that purpose.

(vii) Notwithstanding anything to the contrary herein or in any Notice of Redemption, if the Fund shall not have redeemed Series 1 VRDP Shares on the applicable Redemption Date, the Holders of the Series 1 VRDP Shares subject to redemption shall continue to be entitled to receive dividends on such shares at the Dividend Rate for the period from, and including, such Redemption Date through, but excluding, the date on which such shares are actually redeemed and such dividends, to the extent accumulated, but unpaid, during such period (whether or not earned or declared but without interest thereon), together with any Additional Amount Payment applicable thereto, shall be included in the Redemption Price for the Series 1 VRDP Shares.

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(e) Tender and Paying Agent as Trustee of Redemption Payments by Fund. All Deposit Securities transferred to the Tender and Paying Agent for payment of the Redemption Price of Series 1 VRDP Shares called for redemption shall be held in trust by the Tender and Paying Agent for the benefit of Holders of Series 1 VRDP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Fund in accordance with the provisions of Section 2.4(d)(iii) above.

(f) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 2.4, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Massachusetts law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts law.

(g) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.4, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the Series 1 VRDP Shares, provided that such modification does not materially and adversely affect the Holders of the Series 1 VRDP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Tender and Paying Agent without its prior consent.

2.5 Voting Rights.

(a) One Vote Per Series 1 VRDP Share. Except as otherwise provided in the Declaration or this Notice or as otherwise required by law, (i) each Holder of Series 1 VRDP Shares shall be entitled to one vote for each Series 1 VRDP Share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including Outstanding Series 1 VRDP Shares, and Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including Outstanding Series 1 VRDP Shares, shall be entitled, as a class, to the exclusion of the Holders of all other securities and Common Shares of the Fund, to elect two trustees of the Fund at all times. Subject to Section 2.5(b), the Holders of outstanding Common Shares and Preferred Shares, including Series 1 VRDP Shares, voting together as a single class, shall elect the balance of the trustees.

(b) Voting For Additional Trustees.

(i) Voting Period. During any period in which any one or more of the conditions described in clauses (A) or (B) of this Section 2.5(b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the Holders of Preferred Shares, including Series 1 VRDP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the Holders of Preferred Shares, including Series 1 VRDP Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such Holders are in any event entitled to elect. A Voting Period shall commence:

(A) if, at the close of business on any dividend payment date for any outstanding Preferred Shares including any Outstanding Series 1 VRDP Shares, accumulated dividends (whether or not earned or declared) on such outstanding Preferred Shares equal to at least two (2) full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Tender and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or

(B) if at any time Holders of Preferred Shares are otherwise entitled under the 1940 Act to elect a majority of the Board of Trustees.

Upon the termination of a Voting Period, the voting rights described in this Section 2.5(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders of Preferred Shares upon the further occurrence of any of the events described in this Section 2.5(b)(i).

(ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional trustees as described in Section 2.5(b)(i), the Fund shall call a

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special meeting of such Holders and notify the Tender and Paying Agent and/or such other Person as is specified in the terms of such Preferred Shares to receive notice (i) by mailing or delivery by Electronic Means or (ii) in such other manner and by such other means as are specified in the terms of such Preferred Shares, a notice of such special meeting to such Holders, such meeting to be held not less than ten (10) nor more than thirty (30) calendar days after the date of the delivery by Electronic Means or mailing of such notice or the delivery of such notice by such other means as are described in clause (ii) above. If the Fund fails to call such a special meeting, it may be called at the expense of the Fund by any such Holder on like notice. The record date for determining the Holders of Preferred Shares entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5th) Business Day preceding the calendar day on which such notice is mailed or otherwise delivered. At any such special meeting and at each meeting of Holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such Holders, voting together as a class (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of trustees prescribed in Section 2.5(b)(i) on a one-vote-per-share basis.

(iii) Terms of Office of Existing Trustees. The terms of office of the incumbent trustees of the Fund at the time of a special meeting of Holders of Preferred Shares to elect additional trustees in accordance with Section 2.5(b)(i) shall not be affected by the election at such meeting by the Holders of Series 1 VRDP Shares and such other Holders of Preferred Shares of the number of trustees that they are entitled to elect, and the trustees so elected by the Holders of Series 1 VRDP Shares and such other Holders of Preferred Shares, together with the two (2) trustees elected by the Holders of Preferred Shares in accordance with Section 2.5(a) hereof and the remaining trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

(iv) Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders of the Preferred Shares pursuant to Section 2.5(b)(i) shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders of Preferred Shares to elect additional trustees pursuant to Section 2.5(b)(i) shall cease, subject to the provisions of the last sentence of Section 2.5(b)(i).

(c) Holders of Series 1 VRDP Shares to Vote on Certain Matters.

(i) Certain Amendments Requiring Approval of Series 1 VRDP Shares. Except as otherwise permitted by Sections 2.4(g) or 2.14, so long as any Series 1 VRDP Shares are Outstanding during the Initial Rate Period, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the Series 1 VRDP Shares Outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Declaration, the Statement or this Notice, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such Series 1 VRDP Shares or the Holders thereof; provided, however, that (i) a change in the capitalization of the Fund in accordance with Section 2.7 hereof shall not be considered to materially and adversely affect the rights and preferences of the Series 1 VRDP Shares, and (ii) a division of a Series 1 VRDP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the Series 1 VRDP Shares. For purposes of the foregoing, no matter shall be deemed to materially and adversely affect any preference, right or power of a Series 1 VRDP Share or the Holder thereof unless such matter (i) alters or abolishes any preferential right of such Series 1 VRDP Share, or (ii) creates, alters or abolishes any right in respect of redemption of such Series 1 VRDP Share (other than solely as a result of a division of a Series 1 VRDP Share). So long as any Series 1 VRDP Shares are Outstanding during the Initial Rate Period, the Fund shall not, without the affirmative vote or consent of at least 66 2⁄3% of the Holders of the Series 1 VRDP Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. Additionally, notwithstanding the foregoing, no amendment, alteration or repeal of (1) the obligation of the Fund to (x) pay the Failed Transition Redemption Price on the Failed Transition Redemption Date or (y) accumulate dividends at the Dividend Rate (as set forth in this Notice) for the Series 1 VRDP Shares or (2) the Liquidation Preference for the Series 1 VRDP Shares, shall be effected without, in each case, the prior unanimous vote or consent of the Holders of the Series 1 VRDP Shares. For the avoidance of doubt, no vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Notice.

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(ii) 1940 Act Matters. Unless a higher percentage is provided for in the Declaration, the affirmative vote of the Holders of at least “a majority of the outstanding Preferred Shares,” including Series 1 VRDP Shares Outstanding at the time, voting as a separate class, shall be required (A) to approve any conversion of the Fund from a closed-end to an open-end investment company, (B) to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares, or (C) to approve any other action requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act. For purposes of the foregoing, the vote of a “majority of the outstanding Preferred Shares” means the vote at an annual or special meeting duly called of (i) sixty-seven percent (67%) or more of such shares present at a meeting, if the Holders of more than fifty percent (50%) of such shares are present or represented by proxy at such meeting, or (ii) more than fifty percent (50%) of such shares, whichever is less.

(d) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law or the Declaration or this Notice, the Holders of Series 1 VRDP Shares shall not have any relative rights or preferences or other special rights with respect to voting such Series 1 VRDP Shares other than those specifically set forth in this Section 2.5; provided, however, that nothing in the Statement or this Notice shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Beneficial Owner of Series 1 VRDP Shares that any action or inaction by the Fund shall require the consent or approval of such Holder or Beneficial Owner.

(e) No Cumulative Voting. The Holders of Series 1 VRDP Shares shall have no rights to cumulative voting.

(f) Sole Remedy for Fund’s Failure to Pay Dividends. In the event that the Fund fails to pay any dividends on the Series 1 VRDP Shares, the sole remedy of the Holders under this Notice, without limitation of any rights to payment of such dividends or other rights under the Declaration, this Notice or the Statement and applicable law, shall be the right to vote for trustees pursuant to the provisions of this Section 2.5. Nothing in this Section 2.5(f) shall be deemed to affect the obligation of the Fund to accumulate and, if permitted by applicable law, the Declaration, this Notice and Statement, pay dividends at the Increased Rate in the circumstances contemplated by Section 2.1(g) hereof.

(g) Holders Entitled to Vote. For purposes of determining any rights of the Holders of Series 1 VRDP Shares to vote on any matter, whether such right is created by the Statement or this Notice, by the Declaration, by statute or otherwise, no Holder of Series 1 VRDP Shares shall be entitled to vote any Series 1 VRDP Share and no Series 1 VRDP Share shall be deemed to be “Outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such Series 1 VRDP Share shall have been given in accordance with this Notice and the requisite Deposit Securities for the payment of the Redemption Price of such Series 1 VRDP Share shall have been deposited in trust with the Tender and Paying Agent for that purpose. No Series 1 VRDP Share held (legally or beneficially) or controlled by the Fund shall have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

(h) Grant of Irrevocable Proxy. To the fullest extent permitted by applicable law, each Holder and Beneficial Owner may in its discretion grant an irrevocable proxy with respect to the Series 1 VRDP Shares.

2.6 Rating Agencies. The Fund shall use commercially reasonable efforts to cause the Rating Agencies to issue long-term credit ratings with respect to the Series 1 VRDP Shares for so long as such Series is Outstanding during the Initial Rate Period. The Fund shall use commercially reasonable efforts to comply with any applicable Rating Agency Guidelines. If a Rating Agency shall cease to rate the securities of tax-exempt closed-end management investment companies generally, the Board of Trustees shall terminate the designation of such Rating Agency as a Rating Agency hereunder. The Board of Trustees may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to Series 1 VRDP Shares so long as, immediately following such termination, there would be at least two Rating Agencies with respect to the Series 1 VRDP Shares; provided that the replacement of a Rating Agency shall not occur unless the replacement Rating Agency shall have at the time of such replacement (i) published a rating for the Series 1 VRDP Shares and (ii) entered into an agreement with the

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Fund to continue to publish such rating subject to the Rating Agency’s customary conditions. The Board of Trustees may also elect to designate one or more other NRSROs as Rating Agencies hereunder with respect to Series 1 VRDP Shares by notice to the Holders of the Series 1 VRDP Shares. The Rating Agency Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees or any Holder of Series 1 VRDP Shares or any other shareholder of the Fund.

2.7 Issuance of Additional Preferred Shares. So long as any Series 1 VRDP Shares are Outstanding, the Fund may, without the vote or consent of the Holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of Preferred Shares ranking on a parity with Series 1 VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Fund, in addition to then Outstanding Series 1 VRDP Shares, and authorize, issue and sell additional shares of any such Series of Preferred Shares then outstanding or so established and created, including additional Series 1 VRDP Shares, in each case in accordance with applicable law, provided that the Fund shall, immediately after giving effect to the issuance of such Preferred Shares and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Shares with such proceeds, have Asset Coverage (calculated in the same manner as is contemplated by Section 2.3(b) hereof) of at least 225%.

2.8 Status of Redeemed, Exchanged or Repurchased Series 1 VRDP Shares. Series 1 VRDP Shares that at any time have been redeemed, exchanged or purchased by the Fund shall, after such redemption, exchange or purchase, have the status of authorized but unissued Preferred Shares.

2.9 Distributions with respect to Taxable Allocations. Holders of Series 1 VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with applicable law, the Declaration and this Notice, additional dividends or other distributions payable in an amount or amounts equal to the aggregate Additional Amount Payments as follows:

(a) Whenever the Fund intends or expects to include a Taxable Allocation in any dividend on the Series 1 VRDP Shares, the Fund shall, subject to Section 2.9(b), (i) in addition to and in conjunction with the payment of such dividend, pay the Additional Amount Payment payable in respect of the Taxable Allocation that was included as part of such dividend and (ii) during any Allocation Notification Period (defined below), notify the Tender and Paying Agent of the fact that a Taxable Allocation will be so included not later than 14 calendar days preceding the earliest date on which a dividend is declared with respect to which the Taxable Allocation will relate (as provided in Section 2.9(d)). Whenever such advance notice (a “Notice of Taxable Allocation”) is received from the Fund, the Tender and Paying Agent will, in turn, provide notice thereof to each Holder and to each Beneficial Owner or its Agent Member in either case that has been identified in writing to the Tender and Paying Agent. For purposes of the foregoing, an “Allocation Notification Period” shall begin with respect to the Series 1 VRDP Shares when the Fund receives a written notice from Citibank, N.A., as the initial purchaser of such shares, that such initial purchaser has transferred Series 1 VRDP Shares to a tender option bond trust and shall end when the Fund receives a written notice from such initial purchaser that such tender option bond trust has terminated.

(b) If the Fund determines that a Taxable Allocation must be included in a dividend on the Series 1 VRDP Shares but it is not practicable to pay any required Additional Amount Payments concurrently with such dividend pursuant to Section 2.9(a), then the Fund shall pay such Additional Amount Payment as soon as reasonably practicable and without reference to any regular Dividend Payment Date. Similarly, during any Allocation Notification Period, if the Fund determines that a Taxable Allocation must be included in a dividend on the Series 1 VRDP Shares but it is not practicable to comply with the requirements for prior notice in Section 2.9(a), then the Fund shall provide notice thereof to the Tender and Paying Agent as soon as practicable, but in any event prior to the end of the calendar year in which such dividend is paid. Whenever such notice is received from the Fund, the Tender and Paying Agent will, in turn, provide notice thereof to each Holder and each Beneficial Owner or its Agent Member that has been identified in writing to the Tender and Paying Agent. For the avoidance of doubt, this Section 2.9(b) is not intended to excuse the Fund’s obligations under Section 2.9(a), but rather to provide a mechanism for paying applicable Additional Amount Payments and providing notice thereof under circumstances in which the Fund may not become aware of the need to report a dividend as other than as wholly an exempt-interest dividend until it is not practicable to comply fully with Section 2.9(a). Moreover, the Fund shall not be considered to have failed to comply with the notice provisions of Section 2.9(a)(ii) to the extent that (i) the Fund’s determination of whether a Taxable Allocation will be required cannot be made prior to the date on which notice would otherwise be required, (ii) such Taxable Allocation cannot be made with respect to a later dividend because the current dividend is the last with respect to the Fund’s taxable year, and (iii) the Fund timely complies with its obligations for notice under this Section 2.9(b) with respect to such events and Taxable Allocation.

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(c) Notwithstanding anything to the contrary in this Notice, the Fund shall not be required to make Additional Amount Payments with respect to any net capital gains or other taxable income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund. The Fund will promptly give notice to the Tender and Paying Agent of any such determination, with instructions to forward such notice to each Holder of affected Series 1 VRDP Shares during the affected periods at such Holder’s address as the same appears or last appeared on the record books of the Fund.

(d) If the Fund determines that a Taxable Allocation will be made with respect to a dividend to be paid with respect to the Series 1 VRDP Shares on a date specified in Section 2.1(f) and notice of such Taxable Allocation is required pursuant to Section 2.9(a)(ii) or Section 2.9(b), to the extent possible the Fund will cause such Taxable Allocation to relate to the last day on which dividends are declared that will be paid on such specified date (and, if the amount of the dividend declared on such last day is less than the Taxable Allocation, the immediately preceding day, with such process continuing to each preceding day in the applicable Dividend Period until the full amount of the Taxable Allocation is exhausted) so that, to the extent possible, the dividends declared on the earlier dates will be reported entirely as exempt-interest dividends and only the dividends declared with respect to such last day or preceding days will include a Taxable Allocation.

2.10 Notice. All notices or communications hereunder, unless otherwise specified in this Notice, shall be sufficiently given if in writing and delivered in person, by telecopier, by Electronic Means or by overnight delivery. Notices delivered pursuant to this Section 2.10 shall be deemed given on the date received.

2.11 Termination. Upon the earlier to occur of no Series 1 VRDP Shares being Outstanding or the successful transition to a new Subsequent Rate Period, all rights and preferences of the Series 1 VRDP Shares under this Notice shall cease and terminate, and all obligations of the Fund under this Notice shall terminate.

2.12 Actions on Other than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Notice, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

2.13 Modification. To the extent permitted by applicable law, the Board of Trustees, without the vote of the Holders of Series 1 VRDP Shares, may interpret or adjust the provisions of the Statement or this Notice to resolve any inconsistency or ambiguity or to remedy any formal defect, and, in addition to amendments permitted by Sections 2.4(g) and 2.5(c) hereof, may amend this Notice with respect to Series 1 VRDP Shares prior to the issuance of any Series 1 VRDP Shares.

2.14 Transfers.

(a) Unless otherwise permitted by the Fund, a Beneficial Owner or Holder of any Series 1 VRDP Shares may sell, transfer or otherwise dispose of Series 1 VRDP Shares only in whole shares and only to (i) Persons that such Beneficial Owner or Holder reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision that are registered closed-end management investment companies, the shares of which are traded on a national securities exchange (“Closed-End Funds”), banks, insurance companies or registered open-end management investment companies, (ii) tender option bond trusts (whether tax-exempt or taxable) in which all investors are Persons that such Beneficial Owner or Holder reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) that are Closed-End Funds, banks, insurance companies, or registered open-end management investment companies (or, in the case of a tender option bond trust in which such Holder or Beneficial Owner retains a residual interest, an affiliate of any of the foregoing expressly provided for in the Purchase Agreement), or (iii) other investors with the prior written consent of the Fund. The restrictions on transfer contained in this Section 2.14(a) shall not apply to any Series 1 VRDP Shares that are being registered and sold pursuant to an effective registration statement under the Securities Act or to any subsequent transfer of such Series 1 VRDP Shares.

(b) If at any time the Fund is not furnishing information pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to holders of Series 1 VRDP Shares and prospective purchasers of Series 1 VRDP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

2.15 No Additional Rights. Unless otherwise required by law or the Declaration, the Holders of Series 1 VRDP Shares shall not have any relative rights or preferences or other special rights with respect to such

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Series 1 VRDP Shares other than those specifically set forth in the Statement and this Notice; provided, however, that nothing in this Notice or the Statement shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Beneficial Owner of Series 1 VRDP Shares with regard to any special rights of such Holder or Beneficial Owner with respect to its investment in the Fund.

ARTICLE 3

EXTENSION OF INITIAL RATE PERIOD OR DESIGNATION OF SUBSEQUENT RATE PERIOD

3.1 General Provisions.

(a) The Fund agrees to use its reasonable best efforts, to the extent that it can do so on a commercially reasonable basis, to extend the Initial Rate Period or transition to a Subsequent Rate Period by:

(i) extending the Initial Rate Period through an extension of the Rate Period Termination Date then in effect, the terms of which extension are agreed to in writing by the Required Beneficial Owners and, to the extent different from the terms of the Initial Rate Period already in effect, are set forth in a new or amended Notice of Special Rate Period; or

(ii) establishing a Subsequent Rate Period to succeed the Initial Rate Period that will result in a transition to such Subsequent Rate Period on the first Business Day immediately following the last day of the Initial Rate Period, as such day may be accelerated in accordance with Section 3.4 (such first Business Day, whether or not a Subsequent Rate Period commences on such day, as so accelerated, if applicable, being referred to in this Notice as the “New Rate Period Commencement Date”), the terms of which are agreed to in writing by the Required Beneficial Owners and are set forth in a Notice of Subsequent Rate Period; or

(iii) establishing any other Subsequent Rate Period to succeed the Initial Rate Period that will result in a transition to such Subsequent Rate Period on the New Rate Period Commencement Date, with terms as set forth in a Notice of Subsequent Rate Period designating the terms of such Subsequent Rate Period.

(b) Subject to Section 3.4, the Fund initially shall use its reasonable best efforts, to the extent that it can do so on a commercially reasonable basis, by not later than April 19, 2019, to further extend the Initial Rate Period or establish a Subsequent Rate Period to succeed the Initial Rate Period in accordance with Section 3.1(a); provided that, in the event the Fund has not done so by such date, the Fund shall continue to use its reasonable best efforts, to the extent that it can do so on a commercially reasonable basis, to extend the Initial Rate Period or establish a Subsequent Rate Period for the Series 1 VRDP Shares in accordance with this Section 3.1, such efforts to continue until the earliest to occur of (i) a successful transition to a Subsequent Rate Period, (ii) no Series 1 VRDP Shares remaining Outstanding or (iii) June 19, 2019.

(c) In the event that the Fund successfully establishes a Subsequent Rate Period succeeding the Initial Rate Period, and no Failed Transition Event otherwise shall have occurred and be continuing as of the New Rate Period Commencement Date, then on and as of the New Rate Period Commencement Date, the Series 1 VRDP Shares shall be subject to the terms established for such Subsequent Rate Period. If a Failed Transition Event shall have occurred, the Subsequent Rate Period designated by the Fund shall not be established, pursuant to Section 3.3(c), all tendered Series 1 VRDP Shares, if any, shall be returned to the relevant tendering Holders by the Tender and Paying Agent, and all of the then Outstanding Series 1 VRDP Shares shall be redeemed by the Fund on the Failed Transition Redemption Date in accordance with Section 2.4(a).

(d) The Fund shall use its best efforts to cause the extension of the Initial Rate Period or transition to a Subsequent Rate Period succeeding the Initial Rate Period and the terms and conditions of such Subsequent Rate Period to be consistent with the continuing qualification of the Series 1 VRDP Shares as equity in the Fund for U.S. federal income tax purposes, and it shall be a condition precedent to a transition to a Subsequent Rate Period that the Fund shall have received an opinion of counsel to the effect that the Series 1 VRDP Shares will continue to qualify as equity in the Fund for U.S. federal income tax purposes..

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3.2 Election and Notice of Rate Period Extension or Change.

(a) The Fund shall provide notice of the termination or expiration of the Initial Rate Period and proposed extension of the Initial Rate Period or transition to a Subsequent Rate Period succeeding the Initial Rate Period by delivering a notice of Rate Period extension or change (a “Rate Period Extension/Change Notice”) by overnight delivery, by first class mail, postage prepaid or by Electronic Means to the Holders of the Series 1 VRDP Shares, or by requesting the Tender and Paying Agent, on behalf of the Fund, to promptly do so. The Rate Period Extension/Change Notice shall be provided not more than forty-five (45) calendar days and not less than ten (10) Business Days or such shorter or longer notice period as may be consented to by the Required Beneficial Owners, or, if so provided in the Purchase Agreement (if in effect), the Purchaser (which consent shall not be deemed to be a vote required by Section 2.5)) prior to the Rate Period Termination Date for the Initial Rate Period specified in such Rate Period Extension/Change Notice. Subject to the notice requirement in the immediately preceding sentence, in the case of an Optional Early Transition, the Fund may select any Wednesday that is a Business Day, and for which the next calendar day is also a Business Day, as the Rate Period Termination Date, with the Subsequent Rate Period to commence on the New Rate Period Commencement Date and end not later than the final mandatory redemption date specified in paragraph (b)(i)(A) of Section 9 of Part I of the Statement. The terms of the extension of the Initial Rate Period or the terms of the Subsequent Rate Period may not, in any event, affect the parity ranking of Series 1 VRDP Shares relative to each other or to any other series of Preferred Shares of the Fund then outstanding with respect to dividends or distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. For the avoidance of doubt, without limiting the applicability of other sections, Sections 1, 2(a), 7(a), (b) and (c), 9(b)(i)(A), (d) and (e), 10(a), (b) and (c) and 12 (other than 12(d)) of Part I of the Statement and Section 8 of Part II of the Statement shall apply during any extension of the Initial Rate Period or any Subsequent Rate Period.

(b) The Rate Period Extension/Change Notice shall state, as applicable: (A) the Rate Period Termination Date then in effect and the proposed accelerated or extended Rate Period Termination Date, if any; (B) that the notice relates to the Series 1 VRDP Shares; (C) the CUSIP number for the Series 1 VRDP Shares; (D the Purchase Price on a per share basis; (E) that (i) all Outstanding Series 1 VRDP Shares will be subject to Mandatory Tender for Transition Remarketing and purchase on the New Rate Period Commencement Date established pursuant to Section 3.1(a)(iii) hereof, and (ii) in the event of a Failed Transition Event, all tendered Series 1 VRDP Shares will be returned to the relevant tendering Holders; (F) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Rate Period Extension/Change Notice so states) are to be surrendered for payment of the Purchase Price; and (G) that the notice relates to an Initial Rate Period extension or a transition to a Subsequent Rate Period and, if applicable, pursuant to an Optional Early Transition. The Fund may provide in any Rate Period Extension/Change Notice that such extension or change is subject to one or more additional conditions precedent and that the Fund shall not be required to effect such change unless each such condition has been satisfied at the time or times and in the manner specified in such Rate Period Extension/Change Notice; provided, that no such conditions shall affect the timing of termination or expiration of the Initial Rate Period or the consequences of a Failed Transition Event.

3.3 Extension of the Initial Rate Period or Transition to Subsequent Rate Period.

(a) In the case of an extension of the Initial Rate Period in accordance with Section 3.1(a)(i) above or a transition to a Subsequent Rate Period succeeding the Initial Rate Period in accordance with Section 3.1(a)(ii) above, the Required Beneficial Owners by agreement with the Fund as to such extension or Subsequent Rate Period shall be deemed to have irrevocably waived their right to the Mandatory Tender of their Series 1 VRDP Shares and shall retain their Series 1 VRDP Shares upon extension of the Initial Rate Period or as of the New Rate Period Commencement Date, as applicable. Such agreement and waiver shall be binding upon the then-current Holders and Beneficial Owners and each subsequent Holder and Beneficial Owner of the Series 1 VRDP Shares. Notice of such agreement, waiver and retention of shares shall be delivered by the Fund by Electronic Means to the Tender and Paying Agent by not later than 4:00 p.m., New York City time, on the Business Day preceding the Rate Period Termination Date then in effect.

(b) In the case of a transition to a Subsequent Rate Period succeeding the Initial Rate Period in accordance with Section 3.1(a)(iii) above, all Outstanding Series 1 VRDP Shares automatically shall be subject to Mandatory Tender for Transition Remarketing and delivered to the Tender and Paying Agent for purchase by purchasers in the Transition Remarketing on the New Rate Period Commencement Date, in the event of a successful Transition Remarketing. All tendered Series 1 VRDP Shares shall be remarketed at the Purchase Price of such Series 1 VRDP Shares. The calculation of the Purchase Price of the Series 1 VRDP Shares shall be made by the

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Transition Remarketing Agent in advance of the New Rate Period Commencement Date. The Fund shall use its best efforts to engage Nuveen Securities, LLC or another Person with expertise in remarketing variable-rate securities as Transition Remarketing Agent, and to cause the Transition Remarketing Agent to agree to use its best efforts to find purchasers for all the Series 1 VRDP Shares subject to Mandatory Tender pursuant to this Section 3.3.

(c) The retention of Series 1 VRDP Shares by the Beneficial Owners thereof pursuant to Section 3.3(a) (a “Retention Transition”) shall be deemed to constitute a successful Transition Remarketing. Otherwise, a Transition Remarketing shall be deemed successful only if a Failed Transition Event shall not have occurred. Upon the occurrence of a Failed Transition Event, all tendered Series 1 VRDP Shares shall be returned to the relevant tendering Holders by the Tender and Paying Agent.

(d) In the event of a successful Transition Remarketing (other than a Retention Transition), the proceeds of the sale of the tendered Series 1 VRDP Shares may be paid (i) through the Tender and Paying Agent or (ii) to the Beneficial Owners (directly or through the Securities Depository) as directed by the Fund. In the case of (i), the proceeds shall be used by the Tender and Paying Agent for the purchase of the tendered Series 1 VRDP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Transition Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the New Rate Period Commencement Date for payment to the Holders tendering Series 1 VRDP Shares for sale through the Securities Depository in immediately available funds, and, in the case of (ii), the terms of the sale will provide for the wire transfer of such Purchase Price by the Transition Remarketing Agent to be made by no later than 11:00 a.m., New York City time (or such other time as the Transition Remarketing Agent and the Beneficial Owners may agree), on the New Rate Period Commencement Date, in either case, against delivery of the tendered Series 1 VRDP Shares either (x) to the Tender and Paying Agent through the Securities Depository on the New Rate Period Commencement Date and the re-delivery of such Series 1 VRDP Shares by means of “FREE” delivery through the Securities Depository to the Transition Remarketing Agent for delivery to the relevant purchaser’s Agent Member or (y) directly to the Transition Remarketing Agent or such Agent Member, through the Securities Depository by 3:00 p.m., New York City time, on the New Rate Period Commencement Date.

(e) By 3:30 p.m., New York City time, on the New Rate Period Commencement Date, the Transition Remarketing Agent shall deliver a notice to the Tender and Paying Agent and the Fund (a “Transition Notice”), by Electronic Means, that provides notice of the successful Transition Remarketing of all Outstanding Series 1 VRDP Shares or, if applicable, the number of Series 1 VRDP Shares, if any, not successfully remarketed for purchase on the New Rate Period Commencement Date, and the Purchase Price per Series 1 VRDP Share. If (i) the Transition Notice states that the Transition Remarketing Agent has not successfully remarketed all of the Series 1 VRDP Shares to be purchased on the New Rate Period Commencement Date, or (ii) the remarketing proceeds for any tendered Series 1 VRDP Shares have not been received for any reason (x) by the Tender and Paying Agent by 4:30 p.m., New York City time, or (y) if payment is made directly to the Beneficial Owners, by the Beneficial Owners by 3:00 p.m., New York City time, in each case, on the New Rate Period Commencement Date, or (iii) the Fund has otherwise been unsuccessful in establishing a Subsequent Rate Period (in each of which cases the Series 1 VRDP Shares will be treated as not having been successfully remarketed), the Tender and Paying Agent will promptly, and in any event by approximately 5:00 p.m., New York City time, on the New Rate Period Commencement Date, deliver by Electronic Means to the Holders, the Fund and the Transition Remarketing Agent a notice stating that a Failed Transition Event has occurred; provided, that, if payment for all Outstanding Series 1 VRDP Shares is being made through the Tender and Paying Agent and is received by the Tender and Paying Agent after 2:45 p.m., New York City time, but by 4:30 p.m., New York City time, on such day, if applicable, or if the Fund and the Required Beneficial Owners agree to waive the occurrence of a Failed Transition Event on such day, then the Rate Period Termination Date shall be deemed changed to such day and the New Rate Period Commencement Date shall be deemed changed to the immediately succeeding Business Day. The New Rate Period Commencement Date, and the date, if any, to which it shall have been postponed in accordance with the foregoing, shall be a Dividend Payment Date.

(f) Any funds paid by the Transition Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with the Transition Remarketing shall be held in trust for the benefit of the Transition Remarketing Agent on account of purchasers of the Series 1 VRDP Shares in the Transition Remarketing until the Series 1 VRDP Shares are delivered by the tendering Holders against payment therefor, or returned to the Transition Remarketing Agent on account of such purchasers. In the event of a

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successful Transition Remarketing, upon receipt of Series 1 VRDP Shares from the tendering Holders by the Tender and Paying Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of remarketing proceeds from the Transition Remarketing Agent, the Purchase Price for such Series 1 VRDP Shares to such tendering Holders. In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the New Rate Period Commencement Date.

(g) Except as otherwise expressly provided for herein, the purchase and delivery of tendered Series 1 VRDP Shares in the form of global securities, the Transition Remarketing, and payments with respect to the foregoing, will be accomplished in accordance with the applicable procedures of the Securities Depository.

(h) The Transition Remarketing Agent shall not be obligated to purchase any Series 1 VRDP Shares that would otherwise remain unsold in the Transition Remarketing. The Transition Remarketing Agent in its sole discretion may, however, purchase for its own account Series 1 VRDP Shares in the Transition Remarketing. None of the Fund, the Tender and Paying Agent or the Transition Remarketing Agent shall be obligated in any case to provide funds to make payment to a Holder upon such Holder’s tender of its Series 1 VRDP Shares in the Transition Remarketing unless, in each case, such Series 1 VRDP Shares were acquired for the account of the Fund, the Tender and Paying Agent or the Transition Remarketing Agent.

(i) In the event that Series 1 VRDP Shares are issued in certificated form outside the book-entry system of the Securities Depository and a Holder of Series 1 VRDP Shares fails to deliver such Series 1 VRDP Shares on or prior to the New Rate Period Commencement Date, the Holder of such Series 1 VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered Series 1 VRDP Shares as of the New Rate Period Commencement Date. Any such undelivered Series 1 VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered Series 1 VRDP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered Series 1 VRDP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered Series 1 VRDP Shares. The undelivered Series 1 VRDP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser replacement Series 1 VRDP Share certificates in lieu of such undelivered Series 1 VRDP Shares.

(j) The Transition Remarketing Agent may modify the settlement procedures set forth above with respect to the Transition Remarketing (other than timing requirements) with the written consent of the Fund, the Tender and Paying Agent and the Beneficial Owners. The Fund may modify or waive each of the timing requirements set forth above with the written consent of the Beneficial Owners, the Transition Remarketing Agent and the Tender and Paying Agent, in each case such consent to be required only to the extent such party is affected thereby.

(k) Upon the occurrence of a successful Transition Remarketing, the Fund will be deemed to have successfully established a Subsequent Rate Period, and the Series 1 VRDP Shares shall be subject to the terms established for the Subsequent Rate Period.

3.4 Optional Early Transition to Subsequent Rate Period.

(a) For the purpose of effecting an early transition to a Subsequent Rate Period with respect to all of the Outstanding Series 1 VRDP Shares, the Fund may at its option accelerate the expiration date of the Initial Rate Period (“an Optional Early Transition”) to any Wednesday that is a Business Day (the “Optional Early Transition Date”) by delivering a Rate Period Extension/Change Notice in accordance with Section 3.2 above. The proposed transition to a Subsequent Rate Period to follow the expiration of the Initial Rate Period on the Optional Early Transition Date shall otherwise be effected in accordance with, and governed by, this Article 3 of this Notice.

(b) Notwithstanding the foregoing provisions of this Section 3.4, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of optional early transition for the Series 1 VRDP Shares, provided that such modification does not materially and adversely affect the Holders of the Series 1 VRDP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Tender and Paying Agent without its prior written consent.

[Signature Page Begins on the Following Page]

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IN WITNESS WHEREOF, Nuveen AMT-Free Municipal Credit Income Fund, having duly adopted this Notice, has caused these presents to be signed as of May 31, 2018 in its name and on its behalf by its Chief Administrative Officer. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Notice of Special Rate Period as an officer and not individually, and the obligations of the Fund set forth in this Notice of Special Rate Period are not binding upon such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

NUVEEN AMT-FREE
MUNICIPAL CREDIT INCOME FUND

By:	/s/ Cedric H. Antosiewicz
Name: Cedric H. Antosiewicz
Title: Chief Administrative Officer